                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 InterCel, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 INTERCEL, INC.                 [INTERCEL LOGO]
                            1233 O.G. SKINNER DRIVE
                           WEST POINT, GEORGIA 31833
                                 (706) 645-2000

                                                                  April   , 1997

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of InterCel, Inc. ("InterCel" or the "Company") to be held on Wednesday, May 21, 1997 at 10:00 a.m. local time, at The Cotton Duck, 6101 20th Avenue, Valley, Alabama 36854. As described in the enclosed Proxy Statement, at the Annual Meeting the stockholders of InterCel will be asked: (i) to consider and vote upon a proposed amendment to the terms of the Certificate of Designations for the Series B Convertible Preferred Stock (the "Series B Preferred Stock"); (ii) to consider and vote upon a proposed amendment to the Restated Certificate of Incorporation to change the Company's name to Powertel, Inc.; (iii) to consider and vote upon a proposed amendment to the 1991 Stock Option Plan (the "Employee Plan") to increase the number of shares of Common Stock available for issuance thereunder; (iv) to elect four directors to serve on the Company's Board of Directors, each for a three-year term; (v) to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1997; and (vi) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has approved the matters being submitted by the Company for stockholder approval at the Annual Meeting and recommends that stockholders vote: (i) FOR approval and adoption of the proposed amendment to the Certificate of Designations for the Series B Preferred Stock; (ii) FOR approval and adoption of the proposed amendment to the Restated Certificate of Incorporation to change the Company's name to Powertel, Inc.; (iii) FOR approval and adoption of the proposed amendment to the Employee Plan; (iv) FOR the election of the four nominees of the Board of Directors as directors, each for a three-year term; and (v) FOR ratification of the appointment of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1997.

     Included with the Proxy Statement is a copy of the Company's Annual Report to Stockholders. We encourage you to read the Annual Report. It includes the Company's audited financial statements for the year ended December 31, 1996 as well as information on the Company's operations, markets, products and services.

     We urge you to review carefully the enclosed materials and to return your proxy promptly. Whether or not you plan to attend the Annual Meeting, please sign and promptly return your proxy card in the enclosed postage paid envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.

                                          Sincerely,

                                          Allen E. Smith
                                          Chief Executive Officer

                                 INTERCEL, INC.
                            1233 O.G. SKINNER DRIVE
                           WEST POINT, GEORGIA 31833
                                 (706) 645-2000
                 ---------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 1997
                 ---------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of InterCel, Inc. ("InterCel" or the "Company") will be held on Wednesday, May 21, 1997 at 10:00 a.m. local time, at The Cotton Duck, 6101 20th Avenue, Valley, Alabama 36854, for the following purposes:

          1. To consider and vote upon a proposed amendment to the terms of the Certificate of Designations for the Series B Convertible Preferred Stock (Proposal 1);

          2. To consider and vote upon a proposed amendment to the Restated Certificate of Incorporation to change the Company's name to Powertel, Inc. (Proposal 2);

          3. To consider and vote upon a proposed amendment to the 1991 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder (Proposal 3);

          4. To elect four directors to serve on the Company's Board of Directors, each for a three-year term (Proposal 4);

          5. To ratify the appointment by the Board of Directors of the firm of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1997 (Proposal 5); and

          6. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Pursuant to the Restated Bylaws, the Board of Directors of the Company has fixed the close of business on Thursday, April 10, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only record holders of the Common Stock (and Series B Preferred Stock with respect to Proposal 1) of the Company at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board of Directors

                                          Allen E. Smith
                                          Chief Executive Officer

West Point, Georgia
April   , 1997

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................    2
INTRODUCTION................................................    4
ANNUAL MEETING..............................................    4
  Outstanding Shares and Voting Rights......................    4
     Record Date............................................    4
     Quorum.................................................    4
     Voting Rights and Related Matters......................    4
     Dissenters' Rights.....................................    5
  Proxies...................................................    5
APPROVAL OF THE PROPOSED AMENDMENT TO THE TERMS OF THE
  SERIES B PREFERRED STOCK..................................    6
  Text of Amendment.........................................    6
  Reasons for the Proposed Amendment........................    6
  Potential Conflicts of Interest; Interests of Certain
     Persons................................................    6
  Recommendation of the Board; Factors and Conclusions of
     the Board Involved in its Determination................    7
  Required Vote and Related Matters.........................    7
APPROVAL OF THE PROPOSED AMENDMENT TO THE RESTATED
  CERTIFICATE OF INCORPORATION..............................    8
  Text of Amendment.........................................    8
  Reasons for the Proposed Amendment........................    8
  Required Vote and Related Matters.........................    8
APPROVAL OF THE PROPOSED AMENDMENT TO THE EMPLOYEE PLAN.....    9
  Description of the Employee Plan..........................    9
  Plan Benefits.............................................   12
  Federal Income Tax Consequences of the Employee Plan......   12
  Required Vote and Related Matters.........................   14
ELECTION OF DIRECTORS.......................................   15
  Information as to Nominees, Other Directors and Executive
     Officers...............................................   15
  Director Nominees.........................................   16
  Other Directors and Executive Officers....................   17
  Committees of the Board of Directors and Nominations by
     Stockholders...........................................   19
EXECUTIVE COMPENSATION......................................   20
  Option Grants.............................................   21
  Option Exercises and Holdings.............................   21
  Benefit Plans.............................................   21
     Restricted Stock Plan..................................   21
     Employee Plan..........................................   22
     401(k) Plan............................................   22
     Pension Plans..........................................   22
  Compensation of the Company's Directors...................   23
     Director Fees and Related Matters......................   23
     Nonemployee Stock Option Plan..........................   23
  Compensation Committee Interlocks and Insider
     Participation..........................................   23
  Compensation/Stock Option Committee Report on Executive
     Compensation...........................................   24
     Base Salary............................................   24
     Management Incentive Compensation Plan.................   24

                                                              PAGE
                                                              ----
     Long-term Incentive Compensation.......................   24
     Other..................................................   25
     1996 Compensation of Chief Executive Officer...........   25
     Pay Deductibility Limit................................   25
  Comparative Company Performance...........................   26
  Certain Relationships and Related Transactions............   27
     ITC Holding............................................   27
     The Powertel Combination...............................   28
     Loan from Powertel.....................................   28
     Other Transactions.....................................   28
  Compliance with Section 16(a) of the Exchange Act.........   29
BENEFICIAL OWNERSHIP OF CAPITAL STOCK.......................   30
RATIFICATION OF APPOINTMENT OF INDEPENDENT
  PUBLIC ACCOUNTANTS........................................   32
  Required Vote and Related Matters.........................   32
DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS................   32
VOTING PROCEDURES...........................................   32
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........   33
AVAILABLE INFORMATION.......................................   33
OTHER MATTERS...............................................   33

APPENDIX
Appendix A                           Amended and Restated 1991 Stock Option Plan

                                 INTERCEL, INC.
                            1233 O.G. SKINNER DRIVE
                           WEST POINT, GEORGIA 31833
                                 (706) 645-2000

                 ---------------------------------------------

                            PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 1997
                 ---------------------------------------------

     This Proxy Statement is being furnished to the stockholders of InterCel, Inc., a Delaware corporation ("InterCel" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of InterCel (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders (the "Annual Meeting") of InterCel to be held at 10:00 a.m. local time, on Wednesday, May 21, 1997, at The Cotton Duck, 6101 20th Avenue, Valley, Alabama 36854, and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy are first being mailed to the stockholders of the Company on or about April 16, 1997.

     At the Annual Meeting, stockholders will be asked: (i) to consider and vote upon a proposed amendment to the terms of the Certificate of Designations for the Series B Convertible Preferred Stock (the "Series B Preferred Stock"); (ii) to consider and vote upon a proposed amendment to the Restated Certificate of Incorporation to change the Company's name to Powertel, Inc.; (iii) to consider and vote upon a proposed amendment to the 1991 Stock Option Plan (the "Employee Plan") to increase the number of shares of common stock, par value $0.01 per share (the "Common Stock"), available for issuance thereunder; (iv) to elect four directors to serve on the Company's Board of Directors, each for a three-year term; (v) to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1997; and (vi) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
                             ---------------------

     IN DETERMINING WHETHER TO APPROVE THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT, STOCKHOLDERS SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION INCLUDED IN THIS PROXY STATEMENT, INCLUDING THE APPENDIX ATTACHED HERETO.
                             ---------------------

              THE DATE OF THIS PROXY STATEMENT IS APRIL   , 1997.

                                    SUMMARY

     The following is a summary of certain information contained in this Proxy Statement and/or the Appendix attached hereto. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Proxy Statement and the Appendix. Stockholders are urged to review carefully the entire Proxy Statement, including the Appendix attached hereto and the documents incorporated by reference herein.

Date, Time, Place of
Meeting and Matters to be
  Presented for Action.....  The Annual Meeting of Stockholders of InterCel will be held on Wednesday, May 21, 1997 at 10:00 a.m. local time, at The Cotton Duck, 6101 20th Avenue, Valley, Alabama 36854.

                             At the Annual Meeting, and at any adjournments
                               thereof, stockholders will be asked: (i) to consider and vote upon a proposed amendment to the terms of the Certificate of Designations for the Series B Preferred Stock (Proposal 1, see page 6); (ii) to consider and vote upon a proposed amendment to the Restated Certificate of Incorporation to change the Company's name to Powertel, Inc. (Proposal 2, see page 8); (iii) to consider and vote upon a proposed amendment to the Employee Plan to increase the number of shares of Common Stock available for issuance thereunder (Proposal 3, see page 9); (iv) to elect four directors to serve on the Company's Board of Directors, each for a three-year term (Proposal 4, see page 15); (v) to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1997 (Proposal 5, see page
                               32); and (vi) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof. See "Introduction" and "Annual Meeting."

Record Date................  Only stockholders of record at the close of business on Thursday, April 10, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. See "Annual Meeting -- Outstanding Shares and Voting Rights -- Record Date."

Quorum.....................  The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum. See "Annual Meeting -- Outstanding Shares and Voting Rights -- Quorum."

Voting Rights and Related
  Matters..................  Each stockholder is entitled to one vote per share with respect to all matters, including the election of directors.

                             Approval of the amendment to the terms of the
                               Certificate of Designations for the Series B
                               Preferred Stock is required by the Delaware
                               General Corporation Law (the "Delaware Law") and the Restated Certificate of Incorporation. The affirmative vote of a (i) majority of the outstanding shares of Common Stock entitled to vote thereon and (ii) two-thirds of the outstanding shares of Series B Preferred Stock is required to approve the amendment to the terms of the Certificate of Designations for the Series B Preferred Stock.

                             The affirmative vote of a majority of the
                               outstanding shares of Common Stock entitled to vote thereon is required to approve the amendment to the Restated Certificate of Incorporation to change the Company's name to Powertel, Inc.

                             The affirmative vote of: (i) a majority of the
                               shares present, or represented, and entitled to vote thereon is required to approve the amendment to the Employee Plan; and (ii) a majority of the total votes cast is required to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1997. Directors will be elected by a plurality of the votes cast by the shares entitled to vote. See "Annual Meeting -- Outstanding Shares and Voting Rights -- Voting Rights and Related Matters."

Dissenters' Rights.........  Stockholders have no dissenters' rights in connection with the approval of the amendment to the terms of the Certificate of Designations for the Series B Preferred Stock or the amendment to the Restated Certificate of Incorporation to change the Company's name. See "Annual
                               Meeting -- Outstanding Shares and Voting
                               Rights -- Dissenters' Rights."

Revocability of Proxies....  An InterCel stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its exercise. A proxy may be revoked by: (i) delivering a written notice of revocation to the Assistant Secretary of the Company prior to the Annual Meeting; (ii) delivering to the Company a duly executed proxy bearing a later date; or (iii) attending the Annual Meeting and voting in person. See "Annual Meeting -- Proxies."

Board Recommendations......  The Board has approved and recommends the approval by the stockholders of: (i) the proposed amendment to the Certificate of Designations for the Series B Preferred Stock; (ii) the proposed amendment to the Restated Certificate of Incorporation to change the Company's name to Powertel, Inc.; (iii) the proposed amendment to the Employee Plan; (iv) the election of four directors to serve on the Company's Board of Directors; and (v) the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1997.

                                  INTRODUCTION

     This Proxy Statement is being furnished to the stockholders of InterCel in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Wednesday, May 21, 1997 at 10:00 a.m. local time, at The Cotton Duck, 6101 20th Avenue, Valley, Alabama 36854.

     At the Annual Meeting, stockholders will be asked: (i) to consider and vote upon a proposed amendment to the terms of the Certificate of Designations for the Series B Preferred Stock (Proposal 1); (ii) to consider and vote upon a proposed amendment to the Restated Certificate of Incorporation to change the Company's name to Powertel, Inc. (Proposal 2); (iii) to consider and vote upon a proposed amendment to the Employee Plan to increase the number of shares of Common Stock available for issuance thereunder (Proposal 3); (iv) to elect four directors to serve on the Company's Board of Directors, each for a three-year term (Proposal 4); (v) to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1997 (Proposal 5); and (vi) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Except for procedural matters incident to the conduct of the Annual Meeting, the Company does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors.

                                 ANNUAL MEETING

OUTSTANDING SHARES AND VOTING RIGHTS

     Record Date. Only stockholders of record at the close of business on Thursday, April 10, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. At the close of business on the Record Date,
the Company had           outstanding shares of Common Stock, held of record by
approximately      persons.

     Quorum. The Restated Bylaws provide that the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

     Voting Rights and Related Matters. Each stockholder is entitled to one vote per share with respect to all matters, including the election of directors. There is no cumulative voting of shares. Stockholders' votes will be tabulated by the persons appointed by the Chairman of the Annual Meeting to act as inspectors of election for the Annual Meeting.

     Approval of the amendment to the terms of the Certificate of Designations for the Series B Preferred Stock is required by the Delaware Law and the Restated Certificate of Incorporation. The affirmative vote of (i) a majority of the outstanding shares of Common Stock entitled to vote thereon and (ii) two-thirds of the outstanding shares of the Series B Preferred Stock is required to approve the amendment to the terms of the Certificate of Designations for the Series B Preferred Stock.

     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon is required to approve the amendment to the Restated Certificate of Incorporation to change the Company's name to Powertel, Inc. The affirmative vote of: (i) a majority of the shares present, or represented, and entitled to vote thereon is required to approve the amendment to the Employee Plan; and (ii) a majority of the total votes cast is required to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1997. Directors will be elected by a plurality of the votes cast by the shares entitled to vote. Abstentions are considered shares present and entitled to vote under the Delaware Law and, therefore, will have the same effect as a negative vote with respect to the proposal to amend the terms of the Series B Preferred Stock, to amend the Restated Certificate of

Incorporation to change the Company's name and to amend the Employee Plan. Broker non-votes will have the same effect as a negative vote with respect to the proposal to amend the terms of the Certificate of Designations for the Series B Preferred Stock and to amend the Restated Certificate of Incorporation.

     Dissenters' Rights. Stockholders are not entitled under Delaware Law to dissenters' rights in connection with the approval of the amendment to the terms of the Certificate of Designations for the Series B Preferred Stock or the amendment to the Restated Certificate of Incorporation to change the Company's name to Powertel, Inc.

PROXIES

     The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy. However, a stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its exercise by: (i) delivering prior to the Annual Meeting a written notice of revocation bearing a later date to Lorena G. Turner, Assistant Secretary, InterCel, Inc., 1233 O.G. Skinner Drive, West Point, Georgia 31833; (ii) delivering to the Company a duly executed proxy bearing a later date; or (iii) attending the Annual Meeting and voting in person. The shares represented by each properly executed proxy not subsequently revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED: (I) FOR PROPOSAL 1 TO APPROVE AND ADOPT THE AMENDMENT TO THE TERMS OF THE CERTIFICATE OF DESIGNATIONS FOR THE SERIES B PREFERRED STOCK; (II) FOR PROPOSAL 2 TO APPROVE AND ADOPT THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO POWERTEL, INC.; (III) FOR PROPOSAL 3 TO APPROVE AND ADOPT THE PROPOSED AMENDMENT TO THE EMPLOYEE PLAN; (IV) FOR PROPOSAL 4 TO ELECT THE FOUR NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS, EACH FOR A THREE-YEAR TERM; AND (V) FOR PROPOSAL 5 TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1997.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission by officers, directors and employees of the Company, who will not be compensated specifically for such solicitation activities. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable expenses incurred in that connection.

     HOLDERS OF SHARES OF COMMON STOCK (AND SERIES B PREFERRED STOCK WITH RESPECT TO PROPOSAL 1) ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE POSTAGE PAID ENVELOPE THAT HAS BEEN PROVIDED.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

               APPROVAL OF THE PROPOSED AMENDMENT TO THE TERMS OF
                          THE SERIES B PREFERRED STOCK
                                  (PROPOSAL 1)

     The Company's Board of Directors has approved and recommends the adoption by the stockholders of the following amendment to Section 7(a) of the Certificate of Designations for the Series B Preferred Stock, which amendment would extend the earliest possible conversion date for the Series B Preferred Stock from the fourth anniversary of the issuance of the Series B Preferred Stock to March 14, 2002.

TEXT OF AMENDMENT

     The Certificate of Designations for the Series B Preferred Stock is hereby amended by deleting Section 7(a) in its entirety and inserting in lieu thereof the following:

     "Section 7. Conversion. Holders of shares of Series B Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

          (a) Subject to and upon compliance with the provisions of this Section
     (7), a holder of shares of Series B Preferred Stock shall have the right, at his, her or its option, at any time after March 14, 2002, to convert such shares, in whole or in part, into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the aggregate liquidation preference of such shares by the Conversion Price and by surrender of such shares so to be converted by the holder thereof, such surrender to be made in the manner provided in paragraph (b) of this Section (7); provided, however, that the right to convert shares called for redemption pursuant to Section (5) shall terminate at the close of business on the date fixed for such redemption, unless the Corporation shall default in making prompt payment of the amount payable upon such redemption. Any share of Series B Preferred Stock may be converted, at the request of its holder, in part into Common Stock. If a part of a share of Series B Preferred Stock is converted, then the Corporation will convert such share into the requested shares of Common Stock (subject to paragraph (c) of this Section (7)) and issue a fractional share of Series B Preferred Stock evidencing the remaining interest of such holder."

REASONS FOR THE PROPOSED AMENDMENT

     SCANA Communications, Inc., a telecommunications company located in Cayce, South Carolina ("SCANA Communications"), is a wholly owned subsidiary of SCANA Corporation ("SCANA"). In connection with the stock purchase agreement dated March 14, 1997 between the Company and SCANA Communications, pursuant to which SCANA Communications agreed to purchase 50,000 shares of Series D Convertible Preferred Stock, subject to certain closing conditions, SCANA Communications requested, and the Board of Directors approved, an amendment to Section 7(a) of the Certificate of Designations for the Series B Preferred Stock to extend the earliest possible conversion date for the Series B Preferred Stock to March 14, 2002. The Board believes the extension of the conversion date to be in the best interests of the stockholders of the Company because it postpones for an additional year the date upon which the Series B Preferred Stock can be converted into Common Stock thereby delaying the date upon which such Common Stock can be voted or sold.

POTENTIAL CONFLICTS OF INTEREST; INTERESTS OF CERTAIN PERSONS

     At the close of business on February 28, 1997, SCANA beneficially owned 4,494,892 shares of Common Stock, representing approximately 16.7% of the total number of shares of Common Stock outstanding on that date. If SCANA were to convert all of its shares of Series B Preferred Stock and Series D Convertible Preferred Stock into Common Stock, SCANA would beneficially own approximately 32.6% of the outstanding Common Stock, based on the number of shares of Common Stock outstanding on February 28, 1997. SCANA, headquartered in Columbia, South Carolina, is a holding company whose principal subsidiary, South Carolina Electric & Gas Co., provides retail electric and natural gas services and public transportation services. The stock of SCANA is traded on the New York, Boston, Chicago, Cincinnati, Pacific and Philadelphia Stock Exchanges.

     Certain directors of the Company also serve in various capacities with SCANA, which owns all of the outstanding capital stock of SCANA Communications. Lawrence M. Gressette, Jr. is the Chairman of the Executive Committee of the Board of Directors of SCANA, and William B. Timmerman is the Chairman, Chief Executive Officer and President of SCANA. Mr. Timmerman is also the Chairman and Chief Executive Officer of SCANA Communications. The Board of Directors was aware of these relationships and considered them, among other factors, in approving the amendment and making its recommendation to the stockholders.

RECOMMENDATION OF THE BOARD; FACTORS AND CONCLUSIONS OF THE BOARD INVOLVED IN ITS DETERMINATION

     The Board of Directors has approved the proposed amendment to the Certificate of Designations for the Series B Preferred Stock and has determined that the amendment is in the best interests of the Company and its stockholders because it postpones for an additional year the date upon which the Series B Preferred Stock can be converted into Common Stock thereby delaying the date upon which such Common Stock can be voted or sold. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL.

REQUIRED VOTE AND RELATED MATTERS

     The affirmative vote of (i) a majority of the outstanding shares of Common Stock entitled to vote thereon and (ii) two-thirds of the outstanding shares of Series B Preferred Stock is required to approve the amendment to the Certificate of Designations for the Series B Preferred Stock.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

                     APPROVAL OF THE PROPOSED AMENDMENT TO
                   THE RESTATED CERTIFICATE OF INCORPORATION
                                  (PROPOSAL 2)

     The Company's Board of Directors has approved and recommends the adoption by the stockholders of the following amendment to Section 1 of the Restated Certificate of Incorporation, which amendment would change the Company's name to Powertel, Inc.

TEXT OF AMENDMENT

     The Restated Certificate of Incorporation of the Corporation hereby is amended by deleting Section 1 thereof in its entirety and inserting in lieu thereof the following:

        "1. NAME

      The name of the corporation is Powertel, Inc. (the "Corporation")."

REASONS FOR THE PROPOSED AMENDMENT

     The Company provides personal communications services ("PCS") in the southeastern United States under the name "Powertel" and provides cellular telephone service in contiguous portions of western Georgia and eastern Alabama under the name "InterCel." The Company's current name is not used to any meaningful extent in its PCS operations. The Board believes that the adoption of the Powertel name will emphasize the Company's PCS business and marketing focus in the southeastern United States. The Company will continue to market its cellular telephone service in Georgia and Alabama under the name "InterCel."

     The change of the Company's name will not affect in any way the validity of currently outstanding stock certificates. Upon approval of the change of the Company's name, the Company intends to apply for a change in its trading symbol on the Nasdaq National Market System (the "Nasdaq Stock Market") to "PTEL." Stockholders will not be required to surrender or exchange any stock certificates currently held by them.

REQUIRED VOTE AND RELATED MATTERS

     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon is required to approve the amendment to the Restated Certificate of Incorporation to change the Company's name to Powertel, Inc.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

            APPROVAL OF THE PROPOSED AMENDMENT TO THE EMPLOYEE PLAN
                                  (PROPOSAL 3)

     The Employee Plan was adopted by the Board of Directors on April 8, 1991 and approved by the stockholders of the Company at the 1991 annual meeting. The Employee Plan was amended in 1992 to increase the number of shares available for issuance thereunder from 400,000 shares to 800,000 shares of Common Stock and in 1994 to limit the maximum number of shares that may be granted to any employee during the year. The Employee Plan was further amended in 1995 to increase the number of shares available for issuance thereunder from 800,000 shares to 2,000,000 shares of Common Stock. As of December 31, 1996, there were approximately 565 employees of the Company and its subsidiaries who were eligible to participate in the Employee Plan.

     The Board of Directors has voted, subject to stockholder approval, to amend the Employee Plan to increase the number of shares of Common Stock reserved for issuance under the Employee Plan by 1,000,000 shares from 2,000,000 shares to 3,000,000 shares. The number of shares reserved for issuance is subject to adjustment upon the occurrence of certain events as described below. See
"-- Description of the Employee Plan." In addition, if any option expires, terminates or is terminated for any reason prior to exercise in full, the shares of Common Stock that were subject to the unexercised portion of such option will be available for future option grants.

     The Board of Directors of the Company believes that stock options are important to attract and to encourage the continued employment and service of officers and other key employees by facilitating their purchase of a stock interest in the Company. The purpose of the Employee Plan is to further the growth and success of the Company by enabling selected employees of the Company to acquire shares of stock of the Company, thereby increasing their personal interest in such growth and success and to provide a means of rewarding outstanding performance by such persons. As of December 31, 1996, 307,847 shares remained available for future option grants under the Employee Plan. Approval of the proposed amendment will increase the number of shares available for issuance under the Employee Plan by 1,000,000 shares to a total of 3,000,000 shares, which would have been equal to approximately 11% of the Company's outstanding Common Stock at December 31, 1996.

     The Board of Directors has concluded that it is advisable that the Company and its stockholders continue to have the incentive of stock options available as a means of attracting and retaining its officers and other key employees. Officers and other key employees are continually being retained or moving into positions where, in the judgment of the Board of Directors, an initial or increased option will be a valuable incentive and will benefit stockholders.

     The principal provisions of the Employee Plan are summarized below. This summary does not, however, purport to be complete and is subject to, and qualified in its entirety by, reference to the Amended and Restated 1991 Stock Option Plan (incorporating the proposed amendment), a copy of which is attached hereto as Appendix A and incorporated herein by reference.

DESCRIPTION OF THE EMPLOYEE PLAN

     The Employee Plan provides for the grant of options that are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to any employee of the Company, except to the extent that any such option is specifically designated at the time of grant as not being an "incentive stock option" or to the extent that any such option would exceed certain limitations with respect to the aggregate fair market value of the Common Stock with respect to which the option is exercisable, as described below.

     The Employee Plan is administered by the Compensation/Stock Option Committee of the Board of Directors (the "Compensation/Stock Option Committee") pursuant to delegated authority. The Compensation/Stock Option Committee must at all times consist of no fewer than two members of the Board of Directors. No member of the Compensation/Stock Option Committee may be an officer or other salaried employee of the Company, and each member of the Compensation/Stock Option Committee must qualify in all respects as a "disinterested person" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Subject to the limitations set forth in the Employee Plan, the Compensation/Stock Option Committee has the authority to determine to whom options will be granted, based on management's analysis of the Company's performance and the employee's performance and level of responsibility.

     The option exercise price for an incentive stock option under the Employee Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). The option exercise price for a non-incentive stock option under the Employee Plan may not be less than the par value of the Common Stock. The maximum option term is 10 years (10 years and 30 days in the case of an option which is not designated as an incentive stock option and five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). Options may be exercised at any time after grant, except as otherwise provided in the particular option agreement. There is also a $100,000 limit on the value of stock (determined at the time of grant) covered by incentive stock options that first become exercisable by an optionee in any calendar year. The maximum number of shares of Common Stock subject to options that may be granted under the Employee Plan to any employee is 200,000 shares in any calendar year, and no option may be granted more than 10 years after the effective date of the Employee Plan. Options are non-transferable other than by will or the laws of descent and distribution.

     The Compensation/Stock Option Committee determines the periods within which options may be exercised. Options granted to date generally become exercisable as to 50% two years after the date of grant, as to an additional 25% three years after the date of grant and as to the remaining 25% four years after the date of grant. The Compensation/Stock Option Committee also may include in each option granted under the Employee Plan certain additional limitations on the recipient's right to exercise the option. The Compensation/Stock Option Committee may rescind, modify or waive any such limitation at any time after the date of grant of such option so as to accelerate the time at which the option may be exercised. Payment for shares purchased under the Employee Plan may be made in cash or, if permitted by the particular option agreement, either by exchanging shares of Common Stock of the Company with a fair market value equal to the total option exercise price or a combination of cash and shares of Common Stock.

     If an employee's employment with the Company or its subsidiaries terminates by reason of death or permanent and total disability, his or her options, whether or not then exercisable, may be exercised within one year after such death or disability, provided that the Compensation/Stock Option Committee may provide in the option agreement for a later date (but not later than the date the option would otherwise expire) and/or for the continuation of the installment limitations on exercise. If an employee's employment terminates for any reason other than death or disability, options held by such optionee shall terminate and such optionee shall have no further right to purchase shares of Common Stock pursuant to such options; provided, that in the event such termination is by reason of the employee's retirement with the consent of the Company or its subsidiaries in accordance with normal retirement policies, then his or her options, whether or not then exercisable, may be exercised within three months after the date of such retirement; and provided, further, that the Compensation/Stock Option Committee has not otherwise provided in the option agreement for a later date and/or for the continuation of the installment limitations on exercise upon termination of employment.

     If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of the conversion of any outstanding shares of preferred stock to shares of Common Stock of the Company or by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, the number and kinds of shares for the purchase of which options may be granted under the Employee Plan will be adjusted proportionately and accordingly by the Company, and the number and kind of shares for which options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the option immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding options shall not change the aggregate option price but shall include a corresponding proportionate adjustment in the option price per share.

     Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company or with one or more other entities in which the Company is not the surviving entity, or upon a sale of substantially all of the assets of the Company to another entity, or upon any transaction approved by the Board that results in any person or entity owning 80% or more of the combined voting power of all classes of stock of the Company, the Employee Plan and all options outstanding shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Employee Plan and/or the assumption of the options theretofore granted or for the substitution for such options of new options covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise price. In the event of such termination, all outstanding options shall be exercisable in full during such period immediately prior to the occurrence of such termination as the Board of Directors in its discretion shall determine.

     The Employee Plan may be amended by the Board of Directors at any time. However, the Company's stockholders must approve any amendment that would: (i) change the requirements as to eligibility; (ii) increase the maximum number of shares subject to the Employee Plan (except for certain permitted changes in capitalization); (iii) materially increase the benefits under the Employee Plan; or (iv) otherwise cause the Employee Plan to not comply with Rule 16b-3 under the Exchange Act (or any successor rule or other regulatory requirements) or the Code. The Board of Directors at any time may terminate or suspend the Employee Plan. Unless previously terminated, the Employee Plan will terminate automatically on April 8, 2001, the tenth anniversary of the date of adoption of the Employee Plan by the Board of Directors. No termination, suspension or amendment of the Employee Plan may, without the consent of the optionee to whom an option has been granted, adversely affect the rights of the holder of the option.

PLAN BENEFITS

     As of December 31, 1996, options to purchase 1,692,153 shares of Common Stock were outstanding under the Employee Plan. Based on the closing sale price of the Common Stock on December 31, 1996 of $12.25, the aggregate market value of the 1,692,153 shares currently reserved for issuance under the Employee Plan as of December 31, 1996 was $20,728,874.

     The table below provides certain information regarding stock options granted to date under the Employee Plan to: (i) the Chief Executive Officer and the other most highly compensated executive officers of the Company whose combined salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1996; (ii) each nominee for election as a director; (iii) all executive officers of the Company as a group; (iv) all non-employee directors as a group; and (v) all employees of the Company as a group (including all officers who are not executive officers).

                           EMPLOYEE PLAN BENEFITS(A)

NAME AND POSITION(S)                                          EXERCISE PRICE(B)    NUMBER OF OPTIONS
--------------------                                          -----------------    -----------------
Allen E. Smith..............................................       $10.36                225,477
  President, Chief Executive Officer and Director
Fred G. Astor, Jr...........................................         9.96                146,536
  Executive Vice President and Chief Financial Officer
Walter R. Pettiss...........................................        13.76                 67,026
  Executive Vice President -- PCS
Nicholas J. Jebbia..........................................        13.76                 52,280
  Executive Vice President -- PCS
George R. Johnson...........................................        13.54                 63,946
  Executive Vice President -- PCS
O. Gene Gabbard.............................................           --                     --
  Director
William H. Scott, III.......................................         4.56                 40,000
  Director and Secretary
William B. Timmerman........................................           --                     --
  Director
Donald W. Weber.............................................           --                     --
  Director
Executive Officer Group, including the 5 executive officers
  named above (8 persons)...................................        12.12                694,202
Non-Employee Director Group (9 persons).....................         5.30                 50,000
Non-Executive Officer Employee Group (approximately
  550 persons)..............................................        14.45              1,481,735

---------------

(a) All option grants were made at 100% of the fair market value of the Common Stock on the date of grant. Options have a five year term and have become or will become exercisable as follows: (i) 50% of the options become exercisable on the second anniversary of the date of grant; (ii) an additional 25% of the options become exercisable on the third anniversary of the date of grant; and (iii) the remaining 25% of the options become exercisable on the fourth anniversary of the date of grant.
(b) Represents the weighted average exercise price of the options granted.

FEDERAL INCOME TAX CONSEQUENCES OF THE EMPLOYEE PLAN

     The grant of an option is not a taxable event for the optionee or the Company. With respect to "incentive stock options," an optionee will not recognize taxable income upon grant or exercise of an incentive option, and any gain realized upon a disposition of shares received pursuant to the exercise of an incentive option will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise. However, the excess of the fair market value of the shares subject to an incentive option on the exercise date over the option exercise price will be included in the optionee's alternative minimum taxable income in the year of exercise (except that, if the optionee is subject to certain securities law restrictions, the determination of the amount included in the alternative minimum taxable income may be delayed, unless the optionee elects within 30 days following exercise to have income determined without regard to such restrictions) for purposes of the alternative minimum tax. This excess increases the optionee's basis in the shares for purposes of the alternative minimum tax but not for purposes of the regular income tax. An optionee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of incentive options (e.g., for a year in which the shares are sold at a gain). Generally, the Company and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive option, except as discussed below.

     For the exercise of an incentive option to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Company or a subsidiary from the date the option is granted through a date within three months before the date of exercise. In the case of an optionee who is disabled, this three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period for shares received pursuant to the exercise of the option are waived.

     If all of the requirements for incentive option treatment are met except for the special holding period rules set forth above, the optionee will recognize as ordinary income upon the disposition of the shares an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the option exercise price. However, if the optionee was subject to certain restrictions under the securities laws at the time the option was exercised, the measurement date may be delayed, unless the optionee has made a special tax election within 30 days after the date of exercise to have taxable income determined without regard to such restrictions. The balance of the realized gain, if any, will be long- or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares prior to the satisfaction of the holding period rules but at a price below the fair market value of the shares at the time the option was exercised (or other applicable measurement date), the amount of ordinary income (and the amount included in alternative minimum taxable income, if the sale occurs during the same year as the option was exercised) will be limited to the excess of the amount realized on the sale over the option exercise price. If the Company complies with applicable reporting (if any) and other requirements, it will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

     If, pursuant to an option agreement, an optionee exercises an incentive option by tendering shares of Common Stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a non-taxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an incentive option and had not satisfied the special holding period requirements summarized above). If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. These rules would not apply if the optionee used shares received pursuant to the exercise of an incentive option (or another statutory option) as to which the optionee had not satisfied the applicable holding period requirement. In that case, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, with the result that the excess of the fair market value of the shares tendered over the optionee's basis in the shares would be taxable.

     Upon exercising a non-qualifying option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise (except that, if the optionee is subject to certain restrictions imposed by the securities laws, the measurement date may be delayed, unless the optionee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions). If the Company complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-incentive option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

     If, pursuant to an option agreement, the optionee surrenders shares of Common Stock in payment of part or all of the exercise price for non-qualifying options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an incentive option) and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a non-taxable exchange. The basis of the shares surrendered will be treated as the substitute tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. However, the fair market value of any shares received in excess of the number of shares surrendered (i.e., the difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option) will be taxed as ordinary income.

REQUIRED VOTE AND RELATED MATTERS

     The affirmative vote of a majority of the shares present, or represented, and entitled to vote thereon is required to approve the amendment to the Employee Plan to increase the number of shares of Common Stock available for issuance thereunder.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 4)

     Pursuant to the Restated Certificate of Incorporation, the Board of Directors shall consist of not fewer than three nor more than 15 directors, divided into three classes, as nearly equal in number as possible, with the number of directors determined within such limits by resolution of the Board of Directors. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. The directors elected at the Annual Meeting will hold office for a term of three years and until their successors are elected and qualified.

     At the Annual Meeting, four directors will be elected, each for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. All nominees are now directors of the Company. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Directors will be elected by a plurality of the votes cast by the shares of Common Stock entitled to vote in the election at the Annual Meeting. There are no cumulative voting rights in the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE BOARD'S NOMINEES FOR ELECTION AS DIRECTORS OF THE COMPANY.

INFORMATION AS TO NOMINEES, OTHER DIRECTORS AND EXECUTIVE OFFICERS

     The director nominees, other directors and executive officers of the Company and their ages and terms of office (in the case of directors) as of February 28, 1997 are as follows:

                                                                                         TERM
                                                                                          TO
           DIRECTOR NOMINEES             AGE          POSITION(S) WITH COMPANY          EXPIRE
           -----------------             ---          ------------------------          ------
O. Gene Gabbard........................   56   Director                                  2000
William H. Scott, III..................   49   Director and Secretary                    2000
William B. Timmerman...................   50   Director                                  2000
Donald W. Weber........................   60   Director                                  2000

                                                                                         TERM
OTHER DIRECTORS AND EXECUTIVE OFFICERS   AGE          POSITION(S) WITH COMPANY          EXPIRES
--------------------------------------   ---          ------------------------          -------
Campbell B. Lanier, III................   46   Chairman of the Board of Directors        1998
Allen E. Smith.........................   47   President, Chief Executive Officer and    1998
                                                 Director
Fred G. Astor, Jr. ....................   45   Executive Vice President and Chief        --
                                                 Financial Officer
Edward C. Horner.......................   45   Executive Vice President and Chief        --
                                                 Operating Officer
George R. Johnson......................   55   Executive Vice President -- PCS           --
Walter R. Pettiss......................   63   Executive Vice President -- PCS           --
Nicholas J. Jebbia.....................   49   Executive Vice President -- PCS           --
Rodney D. Dir..........................   39   Executive Vice President -- PCS           --
Michael P. Tatom.......................   44   Executive Vice President -- PCS           --
Maurice P. O'Connor....................   46   Vice President and Director               1999
Donald W. Burton.......................   51   Director                                  1999
Bert G. Clifford.......................   77   Director                                  1999
Lawrence M. Gressette, Jr. ............   65   Director                                  1998

     Certain of the officers and directors listed above hold or have held positions in several corporations related to the Company, including ITC Holding, SCANA and various subsidiaries of ITC Holding. In addition, certain officers and directors have ownership interests in ITC Holding and SCANA. The Company has adopted a policy requiring that any material transactions between the Company and persons or entities affiliated with officers, directors or principal stockholders of the Company be on terms no less favorable to the Company than reasonably could have been obtained in arm's length transactions with independent third parties. Any other matters involving potential conflicts of interest are to be resolved on a case-by-case basis. See "Executive
Compensation -- Certain Relationships and Related Transactions."

     Officers of the Company are appointed at the Board's first meeting after each annual meeting of stockholders. Officers hold office for a term of one year and until their successors are chosen and qualify or until their earlier resignation or removal.

DIRECTOR NOMINEES

     O. GENE GABBARD has been a Director of the Company since February 1992. He has worked independently as an entrepreneur and consultant since February 1993. Mr. Gabbard currently serves as a director of ITC Holding, MindSpring Enterprises, Inc., an Internet access provider ("MindSpring"), Masada Security, Inc., a security monitoring services company, and two telecommunications technology companies, Dynatech Corporation and Adtran, Inc. From August 1990 through January 1993, he served as Executive Vice President and Chief Financial Officer of MCI Communications Corporation ("MCI"). He served in various senior executive capacities, including Chairman of the Board, President and Chief Executive Officer of Telecom*USA, Inc. ("Telecom") from December 1988 until Telecom's merger with MCI in August 1990. From July 1984 to December 1988, he was Chairman and/or President of SouthernNet, Inc. ("SouthernNet").

     WILLIAM H. SCOTT, III served as Vice Chairman of the Board of Directors of the Company from its inception in April 1991 until February 7, 1996 and was reappointed as a Director and Secretary on March 21, 1996. Mr. Scott has served as President of ITC Holding since December 1991 and has been a director of ITC Holding since May 1989. He served as a director and Executive Vice President of Interstate Cellular from May 1989 until its dissolution in June 1995, and he also is an officer and director of several other ITC Holding subsidiaries. Mr. Scott has served on the Board of Directors of AvData Systems, Inc., a company providing satellite data transmission services ("AvData"), since 1988 and on the MindSpring Board of Directors since 1994. From 1985 to 1989, Mr. Scott was an officer and director of Async Corporation, a company providing voice message services ("Async"). Between 1984 and 1988, Mr. Scott held several offices with SouthernNet, including Chief Operating Officer, Chief Financial Officer and Vice President -- Administration. He was a director of that company from 1984 to 1987.

     WILLIAM B. TIMMERMAN was appointed a Director of the Company in 1995. Since 1978, he has served in a variety of management positions at SCANA, including President, Senior Vice President, Executive Vice President and Chief Financial Officer. Subsequent to the retirement of Lawrence M. Gressette, Jr., Mr. Timmerman has served as Chairman, Chief Executive Officer and President of SCANA and as Chairman and Chief Executive Officer of each of SCANA's subsidiaries.

     DONALD W. WEBER has been a Director of the Company since December 1991. Mr. Weber also is a director of ITC Holding, InterServ Services Corporation, InterCall, Inc. and DPS Depot Inc. and Chairman of the Board and Chief Executive Officer of ViewStar Entertainment Services, Inc., a company providing DBS satellite systems hardware and programming. He is also a director of Healthdyne Information Enterprise and Pegasus Communications Corporation, both of which are public companies. From 1981 until his retirement in October 1991, Mr. Weber held various executive positions, including President and Chief Executive Officer, at Contel Corporation, a telecommunications company which merged with GTE Corporation in March 1991 ("Contel"). Mr. Weber was a director of Contel from 1985 until 1991 and was a director of Contel Cellular, Inc., a cellular telephone company, from 1981 until 1991.

OTHER DIRECTORS AND EXECUTIVE OFFICERS

     CAMPBELL B. LANIER, III has served as Chairman of the Board of Directors of the Company since its inception in April 1991 and was Chief Executive Officer of the Company from its inception to September 1993. Mr. Lanier serves as Chairman of the Board and Chief Executive Officer of ITC Holding and has served as a director of ITC Holding since its inception in 1985 through a predecessor company. In addition, Mr. Lanier served as a director and President of Interstate Cellular, Inc. since its inception in 1989 until its dissolution in June 1995, and he also is an officer and director of several ITC Holding subsidiaries. Since 1995, he has been a director of K&G Mens Centers, Inc., an operator of retail mens clothing stores. Since 1994, he has been a director of MindSpring. Since 1990, he has been a director of National Vision Associates, Ltd., a full service optical retailer, and Vice Chairman of the Board of AvData. He served as Chairman of the Board of AvData from 1988 to 1990. From 1984 to 1989, Mr. Lanier served as Chairman of the Board of Async. Mr. Lanier also served as Vice President -- Industry Relations of Telecom from 1984 to 1988 and as Senior Vice President Industry Relations from January 1989 until Telecom's merger with MCI in August 1990. From 1984 to 1985, he served as Chief Executive Officer of SouthernNet and from 1985 to 1986 he was Vice Chairman of the Board of SouthernNet. Since 1988, Mr. Lanier has also been a special limited partner in the South Atlantic Venture Fund II, Limited Partnership and South Atlantic Venture Fund III, Limited Partnership, of which South Atlantic Venture Partners II, Limited Partnership and South Atlantic Venture Partners III, Limited Partnership, respectively, are the general partners and each of which Donald W. Burton, who is a Director of the Company, is the managing general partner.

     ALLEN E. SMITH has been Chief Executive Officer of the Company since September 1993, has been the President and a Director of the Company since January 1991, and was Chief Operating Officer of the Company from January 1991 to September 1993, when he became Chief Executive Officer. Mr. Smith has been a Vice President of ITC Holding since January 1991. From 1988 to 1990, Mr. Smith held several executive positions with Telecom, including Senior Vice
President -- Customer Services, Senior Vice President -- Administration and Senior Vice President -- Human Resources and Administration. During 1988, Mr. Smith was Vice President -- Telemarketing and Training at SouthernNet. From 1987 to 1988, Mr. Smith was the Vice President of Marketing of Southland Communications Corporation ("Southland"), a telecommunications company. During 1986, Mr. Smith was the Executive Vice President and General Manager of Southland Cellular, Inc., a subsidiary of Southland, where he managed the Pensacola, Florida metropolitan service area, as well as voice and digital paging services.

     FRED G. ASTOR, JR. has been Chief Financial Officer of the Company since May 1991, served as Treasurer of the Company from May 1991 until May 1995, and was Vice President of the Company from May 1991 until May 1995, when he was named Executive Vice President. Mr. Astor worked for Contel from 1976 to 1989 in various financial capacities. From 1983 to 1987, he served as the Assistant Corporate Controller in charge of financial reporting, and from 1987 until late 1989, he served as Vice President -- Finance for Contel Credit Corporation, a finance subsidiary which was acquired by General Electric Capital Corporation. In January 1990, he joined Telecom as its Vice President -- Finance/Southern Division, and he served in that capacity until Telecom's merger with MCI was consummated. In November 1990, Mr. Astor accepted a position with ProAir Services, L.P. as Vice President -- Finance. He served as that company's Chief Financial Officer until accepting his current position with the Company.

     EDWARD C. HORNER joined the Company as Executive Vice President and Chief Operating Officer in May 1996. Prior to joining InterCel, he served as Assistant Vice President Marketing and Distribution for GTE Mobilnet Incorporated ("GTE Mobilnet"). He became a director of GTE Telephone Operations in 1991. He was previously with Contel in a number of positions, culminating as Assistant Vice President Network Marketing at the time Contel merged with GTE Corporation.

     GEORGE R. JOHNSON joined the Company as a Vice President -- PCS in May 1995 and was named Executive Vice President and General Manager for the Birmingham, Alabama MTA in August 1995. From 1990 to 1995, he served as a Product Manager for BellSouth Telecommunications, Inc. From 1989 to 1990, he was National Sales Manager for BellSouth Products, Inc., a consumer telephone products company.

     WALTER R. PETTISS joined the Company as a Vice President -- PCS in April 1995 and was named Executive Vice President and General Manager for the Jacksonville, Florida MTA in August 1995. From 1992 to 1994, Mr. Pettiss served as Chief Operating Officer of WJB-TV, L.P., a provider of wireless cable television service, and its successor corporation, Wireless Broadcasting System of America, Inc. Since 1991, he has served as a director of Electronic Power Technology, Inc. ("EPT"). In 1995, he became Chairman of the Board of Directors of EPT. In December 1995, EPT filed for protection of its assets under Chapter 7 of the U.S. Bankruptcy Code. From 1990 to 1992, he served as Chief Operating Officer of WJB-Video, L.P., a Blockbuster Video franchisee. From 1987 through 1989, he was a Senior Vice President of SouthernNet.

     NICHOLAS J. JEBBIA joined the Company in January 1996 as Executive Vice President and General Manager for the Memphis, Tennessee/Jackson, Mississippi MTA. From 1990 to 1995, Mr. Jebbia served as Vice President and General Manager of New Ventures for National Data Corporation. From 1983 to 1990, he was Vice President of Service with United Telecommunications. Prior to 1983, he served in various management positions with Ohio Bell Telephone.

     RODNEY D. DIR joined the Company in August 1996 as Executive Vice President and General Manager for the Atlanta, Georgia MTA. From 1995 to 1996, Mr. Dir served as Area General Manager for GTE Mobilnet in California. He joined GTE Telephone Operations in 1984 serving in various finance, accounting and regulatory positions. In 1989, he joined GTE Mobilnet's cellular division. Before joining GTE Telephone Operations, Mr. Dir worked with Kiesling and Associates, a certified public accounting firm, providing accounting and management services to telecommunications clients.

     MICHAEL P. TATOM joined the Company in February 1995 as Director of Sales. Since May 1995, he has served as Vice President and General Manager of the Company's southern cellular division and, in March 1997, was named Executive Vice President and General Manager for certain of the Company's to-be-acquired PCS properties in Kentucky and Tennessee. From 1990 to 1995, Mr. Tatom served as a Branch Manager and General Manager of the Small Business Division of AT&T Corp.

     MAURICE P. O'CONNOR was appointed a Director and Vice President of the Company, with general responsibility for the operations of Unity Cellular Systems, Inc. ("Unicel"), a wholly-owned subsidiary of the Company which provides cellular telephone service in the State of Maine, on March 28, 1994 concurrent with the Company's acquisition of Unicel. He also serves as a director of Unitel, Inc., a local exchange carrier in the State of Maine. Mr. O'Connor served as General Manager of Unicel from 1991 until the Unicel acquisition and had been employed by Unicel in other management capacities since 1989. From 1984 until joining Unicel in 1989, Mr. O'Connor was President and General Manager of New England Landscape & Irrigation Company in Palmer, Massachusetts. From 1977 to 1984, he was the President of Cypress Landscaping & Construction in Houston, Texas. Mr. O'Connor is the son-in-law of Bert and Coral Clifford. The Company recently entered into an agreement with Rural Cellular Corporation to sell substantially all of its assets in the State of Maine. It is contemplated that Mr. O'Connor intends to continue to serve as a Director of the Company after the disposition of the Maine assets.

     DONALD W. BURTON was appointed a Director of the Company in 1995. He has served as the Managing General Partner of the South Atlantic Venture Funds since 1983. He has served as the General Partner of The Burton Partnership, Limited Partnership since 1979. Mr. Burton serves as a Director of MTL Inc., a bulk transportation service company, the Heritage Group of Mutual Funds and several private companies.

     BERT G. CLIFFORD was appointed Vice Chairman of the Board of Directors of the Company on March 28, 1994 concurrent with the Company's acquisition of Unicel. Mr. Clifford has been the Chairman of the Board and President of Unity Telephone Company since 1963. In connection with the acquisition of Unicel, Mr. Clifford retired from his positions as the Chairman of the Board of Directors, President and Chief Executive Officer of Unicel, which positions he had held since Unicel's inception in 1987. Mr. Clifford is the father-in-law of Maurice
P. O'Connor.

     LAWRENCE M. GRESSETTE, JR. was appointed a Director of the Company in 1995. Since 1990, he has served as Chairman, President and Chief Executive Officer of SCANA, a diversified utility company from which positions he has recently announced his retirement. Beginning April 1997, Mr. Gressette will serve as a director and as Chairman of the Executive Committee of the Board of Directors of SCANA. He also is a director of Wachovia Corporation, a bank holding company, and The Liberty Corporation, a holding company of Liberty Life Insurance Co. and Cosmos Broadcasting Corp.

COMMITTEES OF THE BOARD OF DIRECTORS AND NOMINATIONS BY STOCKHOLDERS

     The Audit Committee of the Board of Directors reviews, with the Company's independent public accountants, the annual financial statements of the Company prior to publication; reviews the work of such independent public accountants; and makes annual recommendations to the Board of Directors for the appointment of independent public accountants for the ensuing year. The Audit Committee also reviews the effectiveness of the financial and accounting functions, and the organization, operations and management of the Company. During the year ended December 31, 1996, the Audit Committee was composed of Donald W. Burton, Campbell B. Lanier, III and Donald W. Weber and held one meeting.

     In February 1996, the Compensation Committee and the Stock Option Committee combined to become the Compensation/Stock Option Committee. The Compensation/Stock Option Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company and administers the issuance of stock options to the Company's officers, employees, consultants and advisors. The Compensation/Stock Option Committee also reviews general policy matters relating to compensation and benefits of employees of the Company. During the year ended December 31, 1996, the Compensation/Stock Option Committee was composed of O. Gene Gabbard, Lawrence M. Gressette, Jr. and Donald
W. Weber and held two meetings.

     The Company does not have a standing nominating committee. The Board of Directors nominates candidates to stand for election as directors. The Restated Certificate of Incorporation permits stockholders to make nominations for directors but only if such nominations are made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice of stockholder nominations for directors must be delivered in writing to the Secretary of the Company no later than 90 days prior to the meeting of stockholders at which such directors are to be elected, together with the identity of the nominator and the number of shares of Common Stock owned, directly or indirectly, by the nominator.

     During the year ended December 31, 1996, the Board of Directors of the Company held ten meetings. All directors of the Company attended 75% or more of the aggregate of all Board meetings and all meetings of committees of which they were members.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the cash and non-cash compensation during the fiscal years 1996, 1995 and 1994 earned by or awarded to the Chief Executive Officer and to the other most highly compensated executive officers of the Company whose combined salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1996 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                                    COMPENSATION AWARDS
                                                 ANNUAL           ------------------------
                                              COMPENSATION        RESTRICTED    SECURITIES
                                           -------------------      STOCK       UNDERLYING       ALL OTHER
  NAME AND PRINCIPAL POSITIONS     YEAR     SALARY      BONUS       AWARDS       OPTIONS      COMPENSATION(A)
  ----------------------------     ----    --------    -------    ----------    ----------    ---------------
Allen E. Smith...................  1996    $188,519    $92,790     $     --       35,310          $82,505(a)
  President and Chief              1995     132,714     93,759      211,725(b)    41,174            5,424(c)
    Executive Officer              1994      97,423     96,974           --       20,750
Fred G. Astor, Jr................  1996     132,080     57,889           --       15,916           81,865(d)
  Executive Vice President and     1995     104,269     57,430      211,725(b)    34,030            5,424(c)
    Chief Financial Officer        1994      85,715     57,811           --       12,550               --
Walter R. Pettiss................  1996     132,080     57,889           --       13,986           14,738(e)
  Executive Vice President -- PCS  1995      76,675(f)  45,336           --       20,000            1,186(c)
Nicholas J. Jebbia...............  1996     128,148     56,557           --           --           22,016(g)
  Executive Vice President -- PCS  1995          --(h)      --           --       20,000               --
George R. Johnson................  1996     125,449     56,015           --       11,976           12,893(i)
  Executive Vice President -- PCS  1995      62,118(j)      --           --       20,000            1,062(c)

---------------

(a) Represents: (i) tax gross-ups for 1995 restricted stock awards; (ii) auto allowance; (iii) country club dues; (iv) imputed income for life insurance benefits; and (v) matching contributions made by the Company to the InterCel 401(k) Plan.
(b) On April 24, 1995, the Compensation Committee awarded Messrs. Smith and Astor 15,000 shares each of restricted Common Stock in accordance with the provisions of the 1995 Employee Restricted Stock Plan. The market value of the Company's Common Stock on the date of award was $14.125 per share.
(c) Represents matching contributions made by the Company to the InterCel 401(k) Plan on behalf of each of the Named Executive Officers.
(d) Represents: (i) tax gross-ups for 1995 restricted stock awards; (ii) auto allowance; (iii) imputed income for life insurance benefits; and (iv) matching contributions made by the Company to the InterCel 401(k) Plan.
(e) Represents: (i) auto allowance; (ii) imputed income for life insurance benefits; and (iii) matching contributions made by the Company to the InterCel 401(k) Plan.
(f) Mr. Pettiss joined the Company in April 1995 and became an executive officer in August 1995.
(g) Represents: (i) moving expenses; (ii) auto allowance; (iii) imputed income for life insurance benefits; and (iv) matching contributions made by the Company to the InterCel 401(k) Plan.
(h) Mr. Jebbia joined the Company in January 1996 as an executive officer; however, his employment options were granted in December 1995.
(i) Represents: (i) auto allowance; (ii) imputed income for life insurance benefits; and (iii) matching contributions made by the Company to the InterCel 401(k) Plan.
(j) Mr. Johnson joined the Company in May 1995 and became an executive officer in August 1995.

OPTION GRANTS

     The following table sets forth information with respect to grants of stock options to each of the Named Executive Officers during the year ended December 31, 1996.

                           OPTION GRANTS DURING 1996

                                                                                                              POTENTIAL REALIZED
                                                          INDIVIDUAL GRANTS(A)                                 VALUE AT ASSUMED
                              -----------------------------------------------------------------------------     ANNUAL RATES OF
                              NUMBER OF       PERCENT                                                             STOCK PRICE
                              SECURITIES   TOTAL OPTIONS                                                       APPRECIATION FOR
                              UNDERLYING    GRANTED TO                                                          OPTION TERM(B)
                               OPTIONS     EMPLOYEES IN    EXERCISE                          EXPIRATION       -------------------
NAME                           GRANTED      FISCAL YEAR     PRICE        GRANT DATE             DATE             5%        10%
----                          ----------   -------------   --------   -----------------   -----------------   --------   --------
Allen Smith.................    35,310          4.5%        $16.50    February 16, 1996   February 16, 2006   $366,403   $928,538
Fred G. Astor...............    15,916          2.0          16.50    February 16, 1996   February 16, 2006    165,517    418,539
Walter R. Pettiss...........    13,986          1.8          16.50    February 16, 1996   February 16, 2006    145,129    367,786
Nicholas J. Jebbia..........        --           --             --           --                  --              --         --
George R. Johnson...........    11,976          1.5          16.50    February 16, 1996   February 16, 2006    124,272    314,930

---------------

(a) All option grants were made at 100% of the fair market value of the Common Stock on the date of grant. Options will become exercisable as follows: (i) 50% of the options will become exercisable on the second anniversary of the date of grant; (ii) an additional 25% of the options will become exercisable on the third anniversary of the date of grant; and (iii) the remaining 25% of the options will become exercisable on the fourth anniversary of the date of grant.
(b) Based on exercise price.

OPTION EXERCISES AND HOLDINGS

     During the year ended December 31, 1996, no stock options were exercised by the Named Executive Officers. The following table sets forth information with respect to each of the Named Executive Officers concerning the value of all unexercised options held by such individuals at December 31, 1996.

                         FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                                OPTIONS AT FISCAL YEAR-END         AT FISCAL YEAR-END
                                                       EXERCISABLE/                   EXERCISABLE/
NAME                                                  UNEXERCISABLE                 UNEXERCISABLE(A)
----                                            --------------------------    ----------------------------
Allen E. Smith................................           167,234                        $631,481
Fred G. Astor, Jr.............................           113,496                         453,723
Walter R. Pettiss.............................            33,986                           --
Nicholas J. Jebbia............................            20,000                           --
George R. Johnson.............................            31,976                           --

---------------

(a) Represents the difference between the exercise price per share and the market value of the Common Stock at December 31, 1996.

BENEFIT PLANS

     Restricted Stock Plan. Under the Company's 1995 Employee Restricted Stock Plan adopted by the Board of Directors on April 24, 1995 and approved by stockholders on December 20, 1995 (the "Restricted Stock Plan"), 200,000 shares of authorized but unissued Common Stock (approximately 0.7% of the outstanding shares of Common Stock at December 31, 1996) are reserved for issuance, 35,000 shares of which were issued and outstanding as of December 31, 1996. The Restricted Stock Plan is administered by the Compensation/Stock Option Committee. The purpose of the Restricted Stock Plan is to further the growth and success of the Company by enabling selected employees of the Company to acquire shares of Common Stock of the Company, thereby increasing their personal interest in such growth and success and to provide a means of rewarding outstanding performance by such persons. Recipients of restricted stock awards generally have the rights and privileges of a stockholder of the Company, including the right to vote and receive dividends, except that the recipient may not sell, transfer or otherwise dispose of shares covered by the award until a specified time period, set by the Compensation Committee, has lapsed. Restricted stock awards vest in three equal installments on the first, second and third anniversaries of the date of grant. On April 24, 1995, the Compensation Committee awarded each of Messrs. Smith and Astor 15,000 shares of restricted Common Stock.

     Employee Plan. Under the Employee Plan, 2,000,000 shares of Common Stock have been authorized for issuance upon exercise of options. On January 29, 1997, the Board of Directors approved the authorization of an additional 1,000,000 shares of Common Stock for issuance upon exercise of options, subject to stockholder approval. See "Approval of the Proposed Amendment to the Employee Plan (Proposal 3)." All employees of the Company and its subsidiaries are eligible to receive options under the Employee Plan. The Employee Plan is administered by the Compensation/Stock Option Committee. The purpose of the Employee Plan is to further the growth and success of the Company by enabling selected employees of the Company to acquire shares of Common Stock of the Company, thereby increasing their personal interest in such growth and success and to provide a means of rewarding outstanding performance by such persons. Options granted under the Employee Plan are intended to qualify as "incentive stock options" under Section 422 of the Code. Options generally become exercisable as to 50% two years after the date of grant, as to an additional 25% three years after the date of grant and as to the remaining 25% four years after the date of grant. As of December 31, 1996, 1,692,153 options granted pursuant to the Employee Plan were outstanding.

     401(k) Plan. On February 1, 1995, the Company established a savings plan (the "InterCel 401(k) Plan") qualified under Section 401(k) of the Code for the benefit of all full-time employees. A participant in the InterCel 401(k) Plan may contribute up to 10% of his or her compensation on a pre-tax basis under the InterCel 401(k) Plan. Also, under the InterCel 401(k) Plan, the Company makes matching contributions for each participant equal to one-half of the first 2% of annual compensation contributed by each participant. In addition, the Company may make, in its discretion, certain additional contributions that generally will be allocated to participants in proportion to compensation. The Company made $395,989 in contributions to the InterCel 401(k) Plan during 1996.

     Contributions made by, or on behalf of, a participant, and interest, earnings, gains or losses on such amounts, are credited to accounts maintained for the participant under the InterCel 401(k) Plan. A participant under the InterCel 401(k) Plan is fully vested in his or her pre-tax, matching and rollover contributions accounts. Vesting in a participant's discretionary profit sharing contribution account is based upon his or her years of service with the Company. A participant is initially 20% vested after the completion of one year of service with the Company. The participant's vested percentage increases by 20% for each subsequent year of service with the Company, so that the participant is 100% vested after the completion of five years of service. In addition, a participant becomes fully vested in his or her accounts upon retirement due to permanent disability, attainment of age 65 or death. Finally, the InterCel 401(k) Plan provides that the Board of Directors may at any time declare the InterCel 401(k) Plan partially or completely terminated, in which event the accounts of each participant with respect to whom the InterCel 401(k) Plan is terminated will become fully vested. In the event of a termination, partial termination or a complete discontinuance of contributions, the accounts of each affected participant will become fully vested.

     Pension Plans. Prior to February 1, 1995, the Company, as a subsidiary of ITC Holding, included its employees as participants in the ITC Holding Company Pension Plan (the "ITC Plan"). The ITC Plan provided all eligible employees of ITC Holding and its majority-owned subsidiaries with retirement, disability and survivor benefits. Benefits that employees had accrued under the terms of the ITC Plan were frozen as of February 1, 1995. In addition, following consummation of the Company's acquisition of Unicel on January 31, 1994, benefits that employees of Unicel had accrued under the terms of the plan sponsored by Unity Telephone (the "Unity Plan") were frozen as of April 29, 1994. Messrs. Smith and Astor each had three years of credited service under the ITC Plan and no credited service under the Unity Plan as of the respective dates benefits under such plans were frozen. Effective June 1, 1996 the two plans were combined when the ITC Plan transferred the assets and liabilities attributable to the retirement benefits of InterCel employees under such Plan to the Unity Cellular Systems, Inc. Pension Plan. To reflect the fact that both groups of employees are included in one pension plan, the Unity Cellular Systems, Inc. Plan was renamed the InterCel, Inc. Pension

Plan (the "InterCel Plan") effective June 1, 1996. The Company has initiated the process of terminating the InterCel Plan, and notified employees of its intent to terminate the InterCel Plan and submitted the necessary filing documents to the IRS and the Pension Benefit Guaranty Corporation. The annual benefits payable from the InterCel Plan upon retirement at normal retirement age for Messrs. Smith and Astor are $10,583 and $8,314, respectively.

COMPENSATION OF THE COMPANY'S DIRECTORS

     Director Fees and Related Matters. Prior to January 17, 1994, directors of the Company (other than those who were considered employees of the Company and received salaries for their services as such) did not receive cash compensation for their services on the Board of Directors. Pursuant to a policy instituted by the Company on January 17, 1994, the Company now compensates nonemployee directors $750 for each Board meeting attended in person, $200 for each Board meeting attended by telephone conference and $200 for each Board committee meeting attended (whether in person or by telephone conference). In addition, the Company reimburses nonemployee directors for out-of-pocket travel expenditures relating to their service on the Board. The Company provides to each of its directors (and to all of its employees) a free telephone and a monthly airtime allowance; the users are responsible for payment of all additional airtime charges and long distance and roaming charges they incur.

     For the year ended December 31, 1996, Messrs. Clifford, Lanier and Scott received additional compensation in consideration of their performance of certain advisory and administrative services for the Company in the amount of approximately $30,000, $40,000 and $30,000, respectively. Additionally, Messrs. Lanier and Scott participate in the InterCel 401(k) Plan under which they received profit sharing and matching contributions totaling approximately $1,600 and $1,200, respectively, in 1996. Such individuals will be paid similar compensation for the year ending December 31, 1997 in consideration of their performance of such services for the Company.

     Nonemployee Stock Option Plan. Under the Company's Nonemployee Stock Option Plan (the "Nonemployee Plan"), 400,000 shares of Common Stock are authorized for issuance upon exercise of options. All nonemployee directors of the Company, and all employees of affiliates of the Company, are eligible to receive options under the Nonemployee Plan. Options were granted to each nonemployee director upon his or her election or appointment as a director, and are exercisable at the fair market value of the Common Stock (as determined by the Board) on the date of grant. On January 17, 1994, the Company granted additional options to purchase 10,000 shares of Common Stock to each of Messrs. Gabbard and Weber.

     On March 28, 1994, the Nonemployee Plan was amended to provide that options to purchase 10,000 shares of Common Stock (at an exercise price equal to the fair market value of the Common Stock on the date of grant) would be granted pursuant thereto to nonemployee directors upon their initial election or appointment to the Board. The Nonemployee Plan, as so amended, does not provide for discretionary option grants. Options generally become exercisable as to 50% two years after the date of grant, as to an additional 25% three years after the date of grant and as to the remaining 25% four years after the date of grant.

     On February 16, 1996, the Company granted options to purchase 10,000 shares of Common Stock to each of Messrs. Burton, Gressette and Timmerman. Messrs. Gressette and Timmerman declined such options, and the Company subsequently reissued options to purchase 20,000 shares of Common Stock to SCANA on behalf of Messrs. Gressette and Timmerman's service on the Company's Board of Directors. As of December 31, 1995, 193,200 options granted pursuant to the Nonemployee Plan were outstanding.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1996, O. Gene Gabbard, Lawrence M. Gressette, Jr. and Donald Weber constituted the Compensation/Stock Option Committee. Messrs. Gabbard and Weber are directors of ITC Holding, which as of February 28, 1997 held approximately 27.3% of the outstanding Common Stock of the Company. See "Certain Relationships and Related Transactions -- ITC Holding." Mr. Gressette is a director of SCANA, which as of February 28, 1997 held approximately 16.7% of the outstanding Common Stock of the Company. See "Certain Relationships and Related
Transactions -- Other Transactions."

COMPENSATION/STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's compensation program is based on two major principles. First, the Company strives to provide competitive levels of compensation -- at performance levels that meet or exceed stated objectives -- in order to attract, motivate and retain skilled and experienced executives. Second, the compensation program is structured to create a common interest between the Company's executives and the Company's stockholders by linking a significant portion of each executive's compensation directly to increases in stockholder value.

     The executive compensation program is designed to reward performance that directly contributes to the Company's short-term and long-term success. Accordingly, the Company generally provides both short-term and long-term incentive compensation that varies based on individual performance and Company performance.

     The three major components of the compensation program are base salary, annual cash incentives and long-term incentives (stock options and restricted stock awards). The Company's philosophy is: (i) to pay to its executives base salaries that generally alone (without the other compensation elements) provide compensation equal to total compensation in the bottom quartile of the range of total compensation generally paid to executives by comparable companies; (ii) to provide cash incentive awards that, if fully earned, raise the executives' total cash compensation (base salary plus cash awards) to the middle of the range of total compensation generally paid to executives by comparable companies; and
(iii) to provide long-term incentives in the form of stock options and restricted stock awards that, if fully earned, raise the executive's total compensation (cash and equity) to the 75th percentile of the range of total compensation generally paid to executives by comparable companies. The Company analyzes the range of compensation provided by comparable companies based on information provided by publicly traded wireless telecommunications companies and on survey data provided by Hay Management Consultants, an internationally recognized independent consulting firm.

     Base Salary. Salary levels are based on the level of compensation generally paid to executives by comparable companies, as described above, and on each individual executive's responsibilities with the Company and his performance in that role. Consequently, executives with higher levels of sustained performance over time and/or executives assuming greater responsibilities will be paid correspondingly higher salaries. Salaries for executives are reviewed annually with respect to a number of factors, including individual performance, Company and (where appropriate) business unit results (including revenue, net income or loss, and cash flow), and general levels of salary increases in comparable companies.

     Management Incentive Compensation Plan. The Company's Management Incentive Compensation Plan (the "Incentive Plan") provides competitive cash compensation opportunities for Incentive Plan participants based on Company, business unit (where appropriate) and individual performance. Incentive cash awards are paid annually if performance objectives are achieved.

     The Compensation/Stock Option Committee develops, and the Board of Directors reviews and approves, the criteria and financial targets established for Incentive Plan participants each year. For 1996, the Incentive Plan included targets for: (i) total revenues; (ii) net income; and (iii) cash flow (earnings before taxes, interest, depreciation and amortization). Each factor was weighted equally.

     Annual cash incentive bonus opportunities vary by individual position and are expressed as an annual cash objective and as a percentage of total compensation mix. The amount a particular executive may earn is dependent on the individual's position, responsibility and ability to influence the Company's financial success, as well as on the individual executive's performance in meeting stated objectives. No bonus is payable if the Company does not achieve at least 70% of the Incentive Plan's targets, and bonus payments are capped at achievement of 300% of the Incentive Plan's targets.

     Long-term Incentive Compensation. The Company's long-term incentive compensation, reflected in the Employee Plan and the Restricted Stock Plan, is designed to focus executive efforts on the long-term goals of the Company, including the important goal of maximizing total return to Company stockholders.

     The Company believes that stock options align the interests of employees with those of stockholders by providing value to employees through stock price appreciation. Stock option grants are made by the Compensation/Stock Option Committee. The Company generally grants options with an exercise price equal to the fair market value of the Common Stock on the date of the option grant. Option grants and the number of shares reserved for issuance under the Employee Plan are established by analysis of practices at comparable companies. The number of options actually granted to a particular participant is based on the Company's financial success and the individual's performance, position and level of responsibility within the Company. See "Approval of the Proposed Amendment to the Employee Plan (Proposal 3)" for more information regarding the Employee Plan.

     Under the Company's Restricted Stock Plan the Company may issue to eligible employees shares of the Company's Common Stock that are subject to certain restrictions, are non-transferable during the restriction period and are subject to forfeiture if the employee leaves the Company during the restriction period. The Compensation/Stock Option Committee establishes a period of time or performance goals that apply to restricted shares issued with respect to each award pursuant to the Restricted Stock Plan. Performance goals can be based on one or more business criteria that apply to the individual recipient, a business unit (where appropriate) or the Company. Performance goals generally will be based on stock price, sales, earnings per share, earnings before taxes or return on net assets. Performance goals may include positive results, maintaining the status quo or limiting economic losses. See "-- Benefit Plans -- Restricted Stock Plan" for more information regarding the Company's Restricted Stock Plan.

     Other. In addition to the compensation paid to executive officers as described above, executive officers receive, along with and on the same terms as other employees, certain benefits pursuant to the Company's 401(k) Plan and, prior to the adoption of the 401(k) Plan, the InterCel Plan. See "-- Benefit Plans -- 401(k) Plan" and "-- Pension Plans."

     1996 Compensation of Chief Executive Officer. As previously described, the Compensation/Stock Option Committee considers several factors in developing an executive compensation package. For the Chief Executive Officer, these factors generally include compensation practices of comparable companies, individual performance, experience, achievement of strategic goals and the Company's financial and operational results. Specific actions taken by the Compensation/Stock Option Committee regarding Mr. Smith's compensation for 1996 are summarized below.

        - Base Salary. The Chief Executive Officer's 1996 base salary was $188,519, an increase of 42% over his 1995 base salary. Mr. Smith's salary increase reflects the Company's growth in revenues, net income, cash flow and stockholder value, as well as a one-time adjustment to put his base salary in the 25th percentile of compensation paid to chief executives by comparable companies.

        - Annual Incentive. In addition, Mr. Smith received an annual cash incentive award for 1996 of $92,790. This award was based on results for the year, which exceeded the performance benchmarks established by the Compensation/Stock Option Committee and the Board. Mr. Smith's 1996 incentive targets were exceeded by 8.29% (net income), 1.15% (total service revenues) and 2.02% (cash flow). The Company believes that Mr. Smith's total 1996 cash (salary plus incentive) compensation was below the average total cash compensation paid to chief executives by comparable companies.

        - Long-term Incentive. Mr. Smith is eligible to participate in the Employee Plan and Restricted Stock Plan. During 1996, Mr. Smith was granted options to purchase 35,310 shares of Common Stock at an exercise price of $16.50 (the fair market value of the Common Stock on the date of option grant). Such options become exercisable with respect to: (i) 50% of the shares issuable thereunder on the second anniversary of the date of grant; (ii) an additional 25% of the shares issuable thereunder on the third anniversary of the date of grant; and (iii) the remaining 25% of the shares issuable hereunder on the fourth anniversary of the date of grant.

     Pay Deductibility Limit. Under a 1993 amendment to the Code and proposed federal tax regulations, public companies are prohibited from receiving a tax deduction for compensation in excess of $1 million paid to the Chief Executive Officer or any of the four other most highly compensated executive officers for any fiscal year. The prohibition does not apply to certain performance based compensation. The Company takes into consideration this compensation deductibility limit in structuring its compensation programs and in determining executive compensation. At this time, the Company's applicable executive officer compensation does not exceed $1 million, and the Company does not expect that it is likely to be affected by these nondeductibility rules in the near future.

                         COMPENSATION/STOCK OPTION COMMITTEE

                         O. Gene Gabbard
                         Lawrence M. Gressette, Jr.
                         William B. Timmerman

COMPARATIVE COMPANY PERFORMANCE

     The graph shown below is a line-graph presentation comparing the Company's cumulative stockholder return on an indexed basis based on an investment of $100 on December 31, 1993 with the CRSP Index for Nasdaq Telecommunications Stocks and the CRSP Index for the Nasdaq Stock Market (U.S. Companies).

               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

                                                         CRSP INDEX FOR
                                       CRSP NASDAQ           NASDAQ
        MEASUREMENT PERIOD            STOCK MARKET     TELECOMMUNICATIONS
      (FISCAL YEAR COVERED)         (U.S. COMPANIES)         STOCKS         INTERCEL, INC.
12/31/93                                       100.00              100.00             100.00
12/31/94                                        97.48               82.66             131.82
12/31/95                                       138.26               99.56             206.06
12/31/96                                       170.02              111.66             148.88

NOTES:

A. The lines represent annual index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighed daily, using the market capitalization on the previous trading day.
C. If the fiscal year end is not a trading day, the preceding trading day is used.
D.   The index level for all series was set to 100.00 on December 31, 1993.
E. The Company's Common Stock began trading on the Nasdaq Stock Market on February 7, 1994.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has adopted a policy requiring that any material transactions between the Company and persons or entities affiliated with officers, directors or principal stockholders of the Company be on terms no less favorable to the Company than reasonably could have been obtained in arm's length transactions with independent third parties. The following is a summary of certain transactions and relationships among the Company and its associated entities, and among the directors, executive officers and stockholders of the Company and its associated entities.

     ITC Holding. As of February 28, 1997, ITC Holding owned approximately 27.3% of the outstanding Common Stock of the Company. ITC Holding, through certain of its subsidiaries, from time to time provides the Company with various services, consisting principally of administrative and staff services, technical services and access services (switch technicians and maintenance) and facilities for the Company's switching office. The amounts paid by the Company to ITC Holding during the fiscal years ended December 31, 1994, 1995 and 1996 for such services were $553,873, $568,252 and $841,230, respectively. The Company will periodically have outstanding affiliated receivables and payables related to timing of payments for such administrative services.

     The Company has previously participated in a $5.0 million credit facility through Valley Finance, Inc. an indirect wholly owned subsidiary of ITC Holding ("Valley Finance"). Repayment of this prior credit facility was guaranteed by ITC Holding, and ITC Holding agreed with the Company that, among other things, ITC Holding would obtain or provide alternative financing for the Company substantially equivalent to the credit facility in the event that actions taken by ITC Holding or any of its affiliates (other than the Company) were to result in termination of the credit facility. In connection with the Company's acquisition of Unicel, Valley Finance entered into a credit facility with National Bank for Cooperatives. All amounts drawn under such credit facility by Valley Finance were loaned by Valley Finance to InterCel and were repaid in full with a portion of the proceeds from the Company's offering of common stock in 1996 (the "Stock Offering") and offering of units composed of 12% senior discount notes and warrants in 1996 (the "Unit Offering").

     On January 1, 1995, the Company, ITC Holding, InterServ Services Corporation, a subsidiary of ITC Holding, and other parties entered into a Georgia general partnership, pursuant to which the partners own and operate a multi-engine plane. The Company owns a 0.175% interest in this partnership. The Company paid $76,055 to this partnership during the fiscal year ended December 31, 1996.

     On March 10, 1994, the Company entered into a lending arrangement with ITC Holding pursuant to which the Company borrowed $9.4 million from ITC Holding to repay previously outstanding borrowings under the credit facility with National Bank for Cooperatives. The loan from ITC Holding, which was unsecured and prepayable (without penalty) at any time, bore interest at the same rates that the Company would have been paying had the amounts remained outstanding under such credit facility. Amounts due under the loan are payable at various times through March 1997, but all amounts may be made immediately due and payable on demand (with advance written notice) by ITC Holding. The Company repaid the loan from ITC Holding with a portion of the net proceeds of the Stock Offering and the Unit Offering. ITC Holding paid all costs associated with establishing this loan.

     The Company utilizes fiber optic facilities of Interstate FiberNet, Inc., an ITC Holding subsidiary ("IFN"), for backhaul and transport of its PCS and cellular service operations. The Company paid $898,415 to IFN during the fiscal year ended December 31, 1996. In addition, the Company has recently entered into a co-location agreement with IFN for the lease of space to allow the Company to co-locate certain of its network equipment with facilities of IFN. The Company has also entered into an agreement with InterQuest, Inc., a subsidiary of IFN, for the provision of operator and directory assistance services branded with the "Powertel" name. The Company paid $4,293 to InterQuest during the fiscal year ended December 31, 1996. The Company has entered into an 18-month agreement, effective November 1, 1996, with DeltaCom, Inc., another subsidiary of ITC Holding ("DeltaCom"), for the provision of long-distance services, which the Company then re-sells to its customers. The Company paid $249,528 to DeltaCom during the fiscal year ended December 31, 1996.

     Certain officers and directors of the Company hold or have held positions in ITC Holding and various subsidiaries of ITC Holding. See "Directors and Executive Officers." In addition, certain Company officers and directors have ownership interests in ITC Holding.

     The Powertel Combination. Powertel, Inc., a wholly owned subsidiary of the Company ("Powertel"), and Powertel PCS Partners L.P. ("Powertel PCS Partners") entered into a management agreement, dated as of October 28, 1994, pursuant to which Powertel agreed to manage Powertel PCS Partners' acquisition of PCS licenses and its subsequent development, construction and operation of its PCS system, in exchange for a carried partnership interest in Powertel valued at 10% of the excess of the fair value of Powertel PCS Partners (on the valuation date) over the capital contributions of the partners (subject to certain restrictions).

     On February 7, 1996, pursuant to a Business Combination Agreement dated as of August 23, 1995, the Company, Powertel PCS Partners and the owners of Powertel PCS Partners (other than the Company) exchanged their ownership interest in Powertel PCS Partners for an aggregate of 9,686,410 shares of Common Stock (the "Powertel Combination"). As of December 31, 1995 (prior to consummation of the transaction), ITC Holding owned approximately 50.2% of the outstanding Common Stock of the Company. Prior to the Powertel Combination, ITC Holding was a partner in Powertel PCS Partners, holding (through a wholly owned subsidiary) a 20.910% interest, as of December 31, 1995. In addition, certain other former partners of Powertel PCS Partners and/or their affiliates directly or indirectly owned interests in ITC Holding, including SCANA (which, as of December 31, 1995, owned approximately 9.9% of ITC Holding's outstanding stock), and certain affiliates of NEIPCS Inc. (which, as of December 31, 1995, owned approximately 11.2% of ITC Holding's outstanding stock) and certain affiliates of South Atlantic PCS Corporation (which, as of December 31, 1995, owned approximately 2.4% of ITC Holding's outstanding stock). Mr. Timmerman and Robert
A. Dolson, President of NEIPCS Inc., serve on the Board of Directors of ITC Holding. ITC Holding and certain directors and officers of ITC Holding and InterCel have substantial investments in affiliates of South Atlantic PCS Corporation.

     Loan from Powertel. Powertel PCS Partners loaned approximately $900,000 to the Company, at an annual interest rate of 8% (the "Powertel Loan"), to pay expenses associated with the Company's combination with Powertel PCS Partners and the Stock Offering and the Unit Offering. The Powertel Loan was eliminated on February 7, 1996 in connection with the Company's combination with Powertel PCS Partners.

     Other Transactions. As of February 28, 1997, SCANA owned approximately 16.7% of the outstanding Common Stock of the Company. In addition, Messrs. Gressette and Timmerman are directors of the Company and are directors and executive officers of SCANA, and SCANA, through SCANA Communications, owns all of the Series B Preferred Stock of the Company. Pursuant to a stock purchase agreement dated as of March 14, 1997, SCANA Communications has agreed, subject to certain closing conditions, to purchase 50,000 shares of Series D Convertible Preferred Stock for $22.5 million. The Company also purchased certain generating equipment from SCANA for approximately $3.5 million in 1996.

     As of February 28, 1997, Huff owned approximately 7.5% of the outstanding Common Stock of the Company. Pursuant to a stock purchase agreement dated as of March 14, 1997, Huff has agreed, subject to certain closing conditions, to purchase 50,000 shares of Series C Convertible Preferred Stock for $22.5 million.

     The Company purchases certain equipment and services related to the buildout of its PCS system from Ericsson Inc. ("Ericsson") and certain of Ericsson's subsidiaries. Ericsson owns all of the Series A Convertible Preferred Stock of the Company. The Company's total purchases for equipment and services were $71.0 million in 1996. In addition, Ericsson provides the Company with financing for such purchases under a $165.0 million credit agreement.

     The Company sells cellular telephones and provides cellular services to certain of its affiliates and their employees. Revenues recorded by the Company for these sales and services were approximately $258,411, $248,176 and $233,956 in 1994, 1995 and 1996, respectively.

     The Company is currently negotiating a master site lease agreement and construction management agreement with TowerCom, Inc. ("TowerCom"), a company that is 45% owned by South Atlantic Venture

Fund III, Limited Partnership of which Donald W. Burton is the managing general partner. Under the proposed terms of these agreements, TowerCom would fund the construction of certain new tower facilities where the Company would perform construction management services for such construction projects. Subsequent to construction, the Company would lease tower space at such facilities for equipment cell sites. The Company anticipates that approximately five sites will be built and leased pursuant to these agreements.

     Beginning in November 1991 the Company has been leasing a building located in Lanett, Alabama, from Riverside Corporation, in which the mother and sisters of William H. Scott, III have the majority ownership interest. The lease runs for a period of five years, with options to renew for three successive five-year periods. ITC Holding subleased the building from the Company during the period from November 1991 to April 1992. The total amount payable during the term of this lease (not including any renewal thereof) is $141,000 (approximately $2.94 per square foot per year).

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC" or the "Commission") and the Nasdaq National Market. Officers, directors and greater than 10% beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, during fiscal 1996, it executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except that reports covering transactions on Form 3 were filed late by Rodney D. Dir, Edward C. Horner and Nicholas J. Jebbia and reports covering transactions on Form 4 were filed late by Fred G. Astor, Jr., Edward C. Horner, Nicholas J. Jebbia and Walter R. Pettiss. All such transactions have been reported by each of the foregoing.

                     BENEFICIAL OWNERSHIP OF CAPITAL STOCK

     The following table provides information, as of February 28, 1997 concerning beneficial ownership of Common Stock by: (i) each person or entity known by the Company to beneficially own more than 5% of the outstanding Common Stock; (ii) each director of the Company; (iii) each Named Executive Officer; and (iv) all directors and executive officers of the Company as a group. The information in the table is based on information from the named persons regarding ownership of Common Stock. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares shown as beneficially owned by them.

                                                          AMOUNT AND NATURE OF      PERCENT OF COMMON
        NAME AND ADDRESS(A) OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP(B)    STOCK OUTSTANDING
        ---------------------------------------          -----------------------    -----------------
ITC Holding Company, Inc.(c)...........................         7,337,711                 27.3%
SCANA Communications, Inc.(d)..........................         4,494,892                 16.7
W.R. Huff(e)...........................................         2,015,450                  7.5
The Huff Alternative Income Fund, L.P.(f)..............         2,009,200                  7.5
Fred G. Astor, Jr.(g)..................................            99,227               *
Donald W. Burton(h)....................................         1,583,727                  5.9
Bert G. Clifford(g)(i).................................         1,189,361                  4.4
O. Gene Gabbard(g)(j)..................................           193,691               *
Lawrence M. Gressette, Jr..............................                --                   --
Nicholas J. Jebbia.....................................             2,500               *
George R. Johnson......................................                --                   --
Campbell B. Lanier, III(g)(j)(k).......................           233,991               *
Maurice P. O'Connor(g)(l)..............................            31,529               *
Walter R. Pettiss(m)...................................             1,128               *
William H. Scott, III(g)(n)............................            59,800               *
Allen E. Smith(g)......................................           132,749               *
William B. Timmerman...................................                --                   --
Donald W. Weber(g).....................................            19,500               *
All executive officers and directors as a group (17
  persons)(g)-(n)......................................         3,379,142                 12.6

---------------

           *
     Less than one percent.
(a) The addresses of the beneficial owners of more than 5% of the Common Stock are as follows: ITC Holding -- 1239 O.G. Skinner Drive, West Point, Georgia 31833; SCANA Communications, Inc. (a wholly owned subsidiary of
     SCANA) -- 440 Knox Abbott Drive, Suite 240, Cayce, South Carolina 29033; Mr. Huff and The Huff Alternative Income Fund, L.P. -- 67 Park Place, Morristown, New Jersey 07960; and Mr. Burton -- 614 West Bay Street, Suite 200, Tampa, Florida 33606.
(b) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days from February 28, 1997. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.
(c) ITC Holding has pledged all of its stock in the Company to certain lenders in connection with a credit facility.
(d) Does not include: (i) 4,545,450 shares of Common Stock issuable upon conversion of the Series B Preferred Stock; and (ii) 1,764,706 shares of Common Stock issuable upon conversion of the Series D Convertible Preferred Stock.
(e) Includes 2,009,200 shares held by The Huff Alternative Income Fund, L.P. and 6,250 shares held by Mr. Huff in his personal account. Mr. Huff is president of Paladin Court Co., Inc., the general manager of WRH Partners, LLC, which is the general partner of The Huff Alternative Income Fund, L.P. Mr. Huff disclaims beneficial ownership of the shares held by The Huff Alternative Income Fund, L.P.
(f) Does not include 1,764,706 shares of Common Stock issuable upon conversion of the Series C Convertible Preferred Stock.
(g) Includes the following shares that the named individuals have the right to purchase within 60 days from February 28, 1997 pursuant to options:

  Fred G. Astor, Jr...........................................   77,427
  Bert G. Clifford............................................    8,325
  O. Gene Gabbard.............................................   17,500
  Campbell B. Lanier, III.....................................    7,500
  Maurice P. O'Connor.........................................   25,554
  William H. Scott, III.......................................   37,500
  Allen E. Smith..............................................  106,149
  Donald W. Weber.............................................   17,500
                                                                -------
            Total.............................................  297,455
                                                                =======

(h) Includes 464,417 shares held of record by The Burton Partnership, Limited Partnership, of which Mr. Burton is the sole general partner; 654,893 shares held of record by South Atlantic Venture Fund II, Limited Partnership, of which South Atlantic Venture Partners II, Limited Partnership is the sole general partner, of which Mr. Burton is the managing general partner; and 464,417 shares held of record by South Atlantic Venture Fund III, Limited Partnership, of which South Atlantic Venture Partners III, Limited Partnership is the sole general partner, of which Mr. Burton is the managing general partner.
(i) Includes 116,012 shares held in escrow by the First National Bank of West Point in connection with the Company's acquisition of Unicel. Also includes 542,176 shares (108,288 shares of which are currently held in escrow) held of record by Coral B. Clifford, Mr. Clifford's wife.
(j) Includes 176,191 shares held of record by The Charitable Remainder Education Trust III, of which Messrs. Gabbard and Lanier are trustees. Messrs. Gabbard and Lanier disclaim beneficial ownership of these shares.
(k) Includes 2,200 shares held of record by Jane Lanier, Mr. Lanier's wife, and 500 shares held by Mr. Lanier as custodian for his son. Mr. Lanier disclaims beneficial ownership of such shares.
(l) Includes 151 shares held in escrow by the First National Bank of West Point in connection with the Company's acquisition of Unicel, 105 shares held by Mr. O'Connor as trustee for his son and 100 shares held by Mr. O'Connor's wife as trustee for his daughter.
(m)  Includes warrants to purchase 128 shares which are exercisable immediately.
(n) Includes 500 shares held of record by Martha Scott, Mr. Scott's wife, individually, 3,600 shares held by Martha Scott as trustee, and 100 shares held of record by Mr. Scott's minor daughter. Mr. Scott disclaims beneficial ownership of such shares.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                  (PROPOSAL 5)

     The Board of Directors has appointed the firm of Arthur Andersen LLP to continue as independent public accountants for the Company for the year ending December 31, 1997, subject to ratification of such appointment by the stockholders. Arthur Andersen LLP has served as the Company's independent public accountants since 1991. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Arthur Andersen LLP, independent certified public accountants, to audit the books and accounts of the Company for the year ending December 31, 1997. No determination has been made as to what action the Board of Directors would take if the stockholders do not ratify the appointment.

     Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

REQUIRED VOTE AND RELATED MATTERS

     The approval by a majority of the total votes cast on the proposal is required to approve the proposal to ratify the selection of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 1997.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 5.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     The Company provides all stockholders with the opportunity, under certain circumstances, to participate in the governance of the Company by submitting proposals that they believe merit consideration at the next Annual Meeting of Stockholders, which currently is expected to be held in May 1998. To enable management to analyze and respond adequately to proposals and to prepare appropriate proposals for presentation in the Company's Proxy Statement for the next Annual Meeting of Stockholders, any such proposal should be submitted to the Company no later than January 21, 1998, to the attention of its Secretary, at its principal place of business in West Point, Georgia. Stockholders may also submit the names of individuals who they wish to be considered by the Board of Directors as nominees for directors.

                               VOTING PROCEDURES

     Stockholders' votes will be tabulated by the persons appointed by the Chairman of the Annual Meeting to act as inspectors of election for the Annual Meeting. All shares represented and entitled to vote on a proposal, whether voted for or against the proposal, or abstaining from voting, will be counted as present and entitled to vote on the proposal. Accordingly, an abstention from voting on the proposal by a stockholder present in person or represented by proxy at the Annual Meeting will have the same legal effect as a vote against the matter, even though the stockholder may interpret an abstention differently.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company hereby incorporates by reference into this Proxy Statement the following sections of the Company's annual report on Form 10-K for the year ended December 31, 1996: (i) Management's Discussion and Analysis set forth at pages 24 through 34 thereof; (ii) Consolidated Financial Statements set forth at pages F-3 through F-6 thereof; (iii) Notes to Consolidated Financial Statements set forth at pages F-7 through F-22 thereof; and (iv) Report of Independent Auditors set forth at page F-2 thereof.

     The Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered, on the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the documents referred to above which have been incorporated by reference in this Proxy Statement. Such written or oral request should be directed to Fred G. Astor, Jr., Executive Vice President and Chief Financial Officer, InterCel, Inc., 1233 O.G. Skinner Drive, West Point, Georgia 31833; (706) 645-2000.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, is required to file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the reports, proxy statements and other information can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Common Stock of the Company is traded on the Nasdaq Stock Market (Symbol: ICEL), and such reports, proxy statements and other information concerning the Company also can be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

     A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 1996 accompanies this Proxy Statement. THE COMPANY HAS FILED AN ANNUAL REPORT ON FORM 10-K FOR ITS 1996 FISCAL YEAR WITH THE COMMISSION. STOCKHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K BY WRITING TO OR TELEPHONING FRED G. ASTOR, JR., EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, INTERCEL, INC., 1233 O.G. SKINNER DRIVE, WEST POINT, GEORGIA 31833; (706) 645-2000.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented for action by the stockholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy on such matters as determined by a majority of the Board of Directors.

                                          By Order of the Board of Directors

                                          Allen E. Smith
                                          Chief Executive Officer

West Point, Georgia
Dated: April   , 1997

                                                                      APPENDIX A

                                 INTERCEL, INC.

                  AMENDED AND RESTATED 1991 STOCK OPTION PIAN

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
 1.  PURPOSE................................................   A-3
 2.  ADMINISTRATION.........................................   A-3
       2.1.  Board..........................................   A-3
       2.2.  Committee......................................   A-3
       2.3.  No Liability...................................   A-3
 3.  STOCK..................................................   A-3
 4.  ELIGIBILITY............................................   A-4
 5.  EFFECTIVE DATE AND TERM OF THE PLAN....................   A-4
       5.1.  Effective Date.................................   A-4
       5.2.  Term...........................................   A-4
 6.  GRANT OF OPTIONS.......................................   A-4
 7.  LIMITATION ON INCENTIVE STOCK OPTIONS..................   A-4
 8.  OPTION AGREEMENTS......................................   A-4
 9.  OPTION PRICE...........................................   A-5
10.  TERM AND EXERCISE OF OPTIONS...........................   A-5
       10.1.  Term..........................................   A-5
       10.2.  Option Period and Limitations on Exercise.....   A-5
       10.3.  Method of Exercise............................   A-6
11.  TRANSFERABILITY OF OPTIONS.............................   A-6
12.  TERMINATION OF EMPLOYMENT..............................   A-6
13.  RIGHTS IN THE EVENT OF DEATH OR DISABILITY.............   A-7
       13.1.  Death.........................................   A-7
       13.2.  Disability....................................   A-7
14.  USE OF PROCEEDS........................................   A-7
15.  SECURITIES ACT OF 1933.................................   A-7
16.  SECURITIES EXCHANGE ACT OF 1934: RULE 16B-3............   A-8
       16.1.  General.......................................   A-8
       16.2.  Stock Option Committee........................   A-8
       16.3.  Action by the Board...........................   A-8
       16.4.  Additional Restriction on Transfer of Stock...   A-8
       16.5.  Additional Requirement of Stockholders'
        Approval............................................   A-8
17.  AMENDMENT AND TERMINATION OF THE PLAN..................   A-9
18.  EFFECT OF CHANGES IN CAPITALIZATION....................   A-9
       18.1.  Changes in Stock..............................   A-9
       18.2.  Reorganization With Corporation Surviving.....   A-9
       18.3.  Other Reorganizations; Sale of Assets/Stock...   A-9
       18.4.  Adjustments...................................  A-10
       18.5.  No Limitations on Corporation.................  A-10
19.  DISCLAIMER OF RIGHTS...................................  A-10
20.  NONEXCLUSIVITY OF THE PLAN.............................  A-10

                                 INTERCEL, INC.

                  AMENDED AND RESTATED 1991 STOCK OPTION PLAN

     InterCel, Inc., a Delaware corporation (the "Corporation"), sets forth herein the terms of this Stock Option Plan (the "Plan") as follows:

1.  PURPOSE

     The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 4 below) an opportunity to acquire (or increase) a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries and will encourage such eligible individuals to remain in the employ or service of the Corporation or that of one or more of its subsidiaries. Each stock option granted under the Plan (an "Option") is intended to be an "incentive stock option" ("Incentive Stock Option") within the meaning of Section 422 of the Internal Revenue Code of 1986, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time (the "Code"), except to the extent that any such Option would exceed the limitations set forth in Section 7 below and except for Options specifically designated at the time of grant as not being "incentive stock options."

2.  ADMINISTRATION

     2.1. BOARD

     The Plan shall be administered by the Board of Directors of the Corporation (the "Board"), which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement (as defined in Section 8 below) entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. The interpretation and construction by the Board of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

     2.2. COMMITTEE

     The Board may from time to time appoint a Stock Option Committee (the "Committee"). The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2.1. above, as the Board shall determine, consistent with the Certificate of Incorporation and By-laws of the Corporation and applicable law. In the event that the Plan or any Option granted or Option Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

     2.3. NO LIABILITY

     No member of the Board or of the Committee shall be liable for any action or determination made, or any failure to take or make an action or determination, in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

3.  STOCK

     The stock that may be issued pursuant to Options granted under the Plan shall be shares of Common Stock and/or shares of Preferred Stock of the Corporation (such shares of Common Stock and Preferred

Stock being collectively referred to herein as the "Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 3,000,000 shares of Stock, which number of shares is subject to adjustment as provided in Section 18.4. below. If any Option expires, terminates or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

4.  ELIGIBILITY

     Options may be granted under the Plan to any employee of the Corporation or any "subsidiary corporation" thereof within the meaning of Section 424(f) of the Code (a "Subsidiary") (including any such employee who is an officer or director of the Corporation or any Subsidiary) as the Board shall determine and designate from time to time prior to expiration or termination of the Plan. An individual may hold more than one Option, subject to such restrictions as are provided herein. The maximum number of shares of Stock subject to Options that may be granted under the Plan to any employee of the Corporation or any Subsidiary is 200,000 shares in any calendar year (subject to adjustment pursuant to Section 18 hereof).

5.  EFFECTIVE DATE AND TERM OF THE PLAN

     5.1. EFFECTIVE DATE

     The Plan shall be effective as of the date of adoption by the Board, subject to approval of the Plan within one year of such effective date by the affirmative votes of the holders of a majority of the shares present, or represented, and entitled to vote at a duly held meeting of the stockholders of the Corporation at which a quorum is present, either in person or by proxy, or by written consent in accordance with applicable state law and the articles of incorporation and by-laws of the Corporation; provided, however, that upon approval of the Plan by the stockholders of the Corporation as set forth above, all options granted under the Plan on or after the effective date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the effective date. If the stockholders fail to approve the Plan within one year of such effective date, any options granted hereunder shall be null, void and of no effect.

     5.2. TERM

     The Plan shall terminate on the date ten years after the effective date.

6.  GRANT OF OPTIONS

     Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time prior to the date of termination of the Plan, grant to such eligible individuals as the Board may determine ("Optionees") Options to purchase such number of shares of the Stock on such terms and conditions as the Board may determine, including any terms or conditions which may be necessary to qualify such Options as "incentive stock options" under Section 422 of the Code. The date on which the Board approves the grant of an Option shall be considered the date on which such Option is granted.

7.  LIMITATION ON INCENTIVE STOCK OPTIONS

     An Option shall constitute an Incentive Stock Option only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the
Code) does not exceed $100,000.

8.  OPTION AGREEMENTS

     All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements") to be executed by the Corporation and by the Optionee, in such form or forms as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

9.  OPTION PRICE

     The purchase price of each share of the Stock subject to an Option (the "Option Price") shall be fixed by the Board and stated in each Option Agreement. In the case of an Option that is intended to constitute an Incentive Stock Option, the option price shall be not less than the greater of par value or 100 percent of the fair market value of a share of the Stock covered by the Option on the date the Option is granted (as determined in good faith by the Board); provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than ten percent), the Option Price of an Option which is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110 percent of the fair market value of a share of the Stock covered by the Option at the time such Option is granted. In the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded in an established securities market, in determining the fair market value of the Stock, the Board shall use the closing price of the Stock on such exchange or System or in such market (the highest such closing price if there is more than one such exchange or market) on the date the Option is granted (or, if there is no such closing price, then the Board shall use the mean between the highest bid and lowest asked prices or between the high and low prices on such date), or, if no sale of the Stock has been made on such day, on the next preceding day on which any such sale shall have been made. In the case of an Option not intended to constitute an Incentive Stock Option, the Option Price shall be not less than the par value of the Stock covered by the Option.

10.  TERM AND EXERCISE OF OPTIONS

     10.1. TERM

     Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten years (ten years and 30 days, in the case of an Option which is not designated as an Incentive Stock Option) from the date such Option is granted, or on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than ten percent), an Option granted to such Optionee which is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

     10.2. OPTION PERIOD AND LIMITATIONS ON EXERCISE

     Each Option granted under the Plan shall be exercisable, in whole or in part, at any time and from time to time over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option, as the Board shall determine and set forth in the Option Agreement relating to such Option. Without limiting the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for a stated period or periods of time during which such Option is outstanding; provided, however, that any such limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provisions of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of the Corporation as provided above.

     10.3. METHOD OF EXERCISE

     An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the President, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made, as determined by the Board and set forth in the Option Agreement pertaining to an Option, either (i) in cash or by check payable to the order of the Corporation (which check may, in the discretion of the Corporation, be required to be certified); (ii) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 9 above) on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii); provided, however, that the Board may in its discretion impose and set forth in the Option Agreement pertaining to an Option such limitations or prohibitions on the use of shares of Stock to exercise Options as it deems appropriate. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing his ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to him, and, except as provided in Section 18. below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

11.  TRANSFERABILITY OF OPTIONS

     During the lifetime of an Optionee, only such Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

12.  TERMINATION OF EMPLOYMENT

     Upon the termination of the employment of an Optionee with the Corporation or a Subsidiary, other than by reason of the death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, any Option granted to an Optionee pursuant to the Plan shall terminate, and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; provided, however, that in the event that such termination of employment is by reason of the Optionee's retirement with the consent of the Corporation or a Subsidiary in accordance with the normal retirement policies of the Corporation or a Subsidiary, as the case may be, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10.2. above), at any time within three months after such retirement and prior to termination of the Option pursuant to Section
10.1. above, to exercise, in whole or in part, any Option held by such Optionee at the date of such retirement, whether or not such Option was exercisable immediately prior to such retirement; provided further, that the Board may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 10.2. above), in the event of termination of employment of the Optionee with the Corporation or a Subsidiary, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 10.1. above either subject to or without regard to any installment limitation on exercise imposed pursuant to
Section 10.2. above, as the Board, in its sole and absolute discretion, shall determine and set forth in the Option Agreement.

Whether a termination of employment is to be considered by reason of retirement with the consent of the Corporation or a Subsidiary in accordance with the normal retirement policies of the Corporation or a Subsidiary, as the case may be, and whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of the Plan, shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment with the Corporation or a Subsidiary shall not be deemed to occur if the Optionee is immediately thereafter employed with the Corporation or any other Subsidiary.

13.  RIGHTS IN THE EVENT OF DEATH OR DISABILITY

     13.1. DEATH

     If an Optionee dies while employed by the Corporation or a Subsidiary, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 10.2. above), at any time within one year after the date of such Optionee's death and prior to termination of the Option pursuant to Section
10.1. above, to exercise any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death; provided, however, that the Board may provide by inclusion of appropriate language in any Option Agreement that, in the event of the death of an Optionee, the executors or administrators or legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 10.2. above), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to Section 10.1. above, either subject to or without regard to any installment limitation on exercise imposed pursuant to
Section 10.2. above, as the Board, in its sole and absolute discretion, shall determine and set forth in the Option Agreement.

     13.2. DISABILITY

     If an Optionee terminates employment with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10.2. above), at any time within one year after such termination of employment and prior to termination of the Option pursuant to Section 10.1. above, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment, whether or not such Option was exercisable immediately prior to such termination of employment; provided, however, that the Board may provide, by inclusion of appropriate language in any Option Agreement that an Optionee may (subject to the general limitations on exercise set forth in Section 10.2. above), in the event of the termination of employment of the Optionee with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 10.1. above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10.2. above, as the Board, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a termination of employment is to be considered by reason of "permanent and total disability" for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

14.  USE OF PROCEEDS

     The proceeds received by the Corporation from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.

15.  SECURITIES ACT OF 1933

     The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act of 1933, as amended (the "Securities Act"), upon exercise of any Option, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Corporation has received evidence satisfactory to it that the holder of such Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Corporation shall be final, binding, and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.  SECURITIES EXCHANGE ACT OF 1934: RULE 16B-3

     16.1. GENERAL

     The Plan is intended to comply with Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and after the date on which the Corporation first registers a class of equity security under Section 12 of the Exchange Act (the "Registration Date"). From and after the Registration Date, any provision inconsistent with Rule 16b-3 (as in effect on the Registration Date) shall, to the extent permitted by law and determined to be advisable by the Committee (constituted in accordance with Section 2.2.) or the Board (acting pursuant to Section 2.1.), be inoperative and void. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements and the amount and timing of awards) shall be deemed automatically to be incorporated into the Plan insofar as participants subject to Section 16 are concerned. In addition, from and after the Registration Date the provisions set forth in Sections 16.2. through 16.5. shall apply.

     16.2. STOCK OPTION COMMITTEE

     From and after the Registration Date, the Committee appointed pursuant to
Section 2.2. shall consist of not fewer than two members of the Board, none of whom, during the twelve months prior to service on such Committee, shall have been granted an Option under this Plan and each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a "disinterested person" as defined in Rule 16b-3.

     16.3. ACTION BY THE BOARD

     From and after the Registration Date, the Board may act under the Plan other than by, or in accordance with the recommendations of, the Committee, constituted as set forth in Section 2.2. above, only if all members of the Board are "disinterested persons" as defined in Rule 16b-3.

     16.4. ADDITIONAL RESTRICTION ON TRANSFER OF STOCK

     From and after the Registration Date, no director, officer or other "insider" of the Corporation subject to Section 16 of the Exchange Act shall be permitted to sell Stock (which such "insider" had received upon exercise of an Option) during the six months immediately following the grant of such Option.

     16.5. ADDITIONAL REQUIREMENT OF STOCKHOLDERS' APPROVAL

     From and after the Registration Date, no amendment by the Board shall, without approval by a majority of the votes cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the amendment, or by written consent in accordance with applicable state law and the articles of incorporation and by-laws of the

Corporation, materially increase the benefits accruing to eligible individuals under the Plan or take any other action that would require the approval of such stockholders pursuant to Rule 16b-3.

17.  AMENDMENT AND TERMINATION OF THE PLAN

     The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted; provided, however, that no amendment by the Board shall, without approval by the affirmative votes of the holders of a majority of the shares present, or represented, and entitled to vote at a duly held meeting of the stockholders of the Corporation at which a quorum is present, either in person or by proxy, or by written consent in accordance with applicable state law and the articles of incorporation and by-laws of the Corporation, (i) change Plan eligibility requirements; (ii) increase the maximum number of shares subject to the Plan (except as permitted under Section 18 hereof); (iii) materially increase the benefits under the Plan; or (iv) otherwise cause the Plan to not comply with Rule 16b-3 (or any successor rule or other regulatory requirements) or the Code. Except as permitted under Section 18 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair rights or obligations under any Option theretofore granted under the Plan.

18.  EFFECT OF CHANGES IN CAPITALIZATION

     18.1. CHANGES IN STOCK

     If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of the conversion of the outstanding shares of Preferred Stock to shares of Common Stock of the Corporation pursuant to the terms of the Certificate of Incorporation of the Corporation, or by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly, so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

     18.2. REORGANIZATION WITH CORPORATION SURVIVING

     Subject to Section 18.3. hereof, if the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

     18.3. OTHER REORGANIZATIONS; SALE OF ASSETS/STOCK

     Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board which results in any person or entity owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the general limitations on exercise set forth in Section 10.2. above), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any installment limitation on exercise imposed pursuant to Section 10.2. above, but subject to any additional limitations that the Board may, in its sole discretion, include in any Option Agreement. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Corporation gives notice thereof to its stockholders.

     18.4. ADJUSTMENTS

     Adjustments under this Section 18. related to stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     18.5. NO LIMITATIONS ON CORPORATION

     The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

19.  DISCLAIMER OF RIGHTS

     No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Corporation or any Subsidiary, or to interfere in any way with the right and authority of the Corporation or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any Subsidiary.

20.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

                                                                      APPENDIX B
                                                              [PRELIMINARY COPY]

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF STOCKHOLDERS OF
                                 INTERCEL, INC.
                            TO BE HELD MAY 21, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby constitutes and appoints ALLEN E. SMITH and FRED G. ASTOR, JR., and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of InterCel, Inc. ("InterCel") that the undersigned would be entitled to vote at the 1997 Annual Meeting of Stockholders of InterCel to be held at The Cotton Duck, 6101 20th Avenue, Valley, Alabama 36854 at 10:00 a.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Stockholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: (I) FOR PROPOSAL 1 TO APPROVE AND ADOPT THE PROPOSED AMENDMENT TO THE TERMS OF THE CERTIFICATE OF DESIGNATIONS FOR THE SERIES B PREFERRED STOCK; (II) FOR PROPOSAL 2 TO APPROVE AND ADOPT THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO POWERTEL, INC.;
(III) FOR PROPOSAL 3 TO APPROVE AND ADOPT THE PROPOSED AMENDMENT TO THE EMPLOYEE PLAN; (IV) FOR PROPOSAL 4 TO ELECT THE FOUR NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS, EACH FOR A THREE-YEAR TERM; AND (V) FOR PROPOSAL 5 TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1997; AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

     PLEASE MARK, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1. PROPOSAL to approve and adopt the proposed amendment to the terms of the Certificate of Designations for the Series B Preferred Stock.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

2. PROPOSAL to approve and adopt the proposed amendment to the Restated Certificate of Incorporation to change the Company's name to Powertel, Inc.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

3. PROPOSAL to approve and adopt the proposed amendment to the Employee Plan.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

4. ELECTION OF DIRECTORS:
                                O. GENE GABBARD
                                WILLIAM H. SCOTT, III
                                WILLIAM B. TIMMERMAN
                                DONALD W. WEBER

  [ ]  FOR all nominees listed (except as       [ ]  WITHHOLD AUTHORITY to
       marked to the contrary)                      vote for all nominees

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space provided below.)

5. PROPOSAL to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1997.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

6. IN THEIR DISCRETION, to act upon such other business as may properly come before the meeting or any adjournment thereof.

                                          Dated:

                                         --------------------------------------,
                                          1997

                                          --------------------------------------
                                               Signature of Stockholder(s)

                                          --------------------------------------
                                               Signature of Stockholder(s)

                                               Please sign exactly as name or
                                          names appear hereon. Where more than
                                          one owner is shown, each should sign.
                                          Persons signing in a fiduciary or
                                          representative capacity shall give
                                          full title. If a corporation, please
                                          sign in full corporate name by
                                          authorized officer. If a partnership,
                                          please sign in partnership name by
                                          authorized person.